Exhibit (c)(iii)(D)

Infrastructure Statement

2013-14

Budget Paper No. 4

Circulated by The Hon. Mike Baird MP, Treasurer,

and Minister for Industrial Relations, New South Wales

Table of Contents

Chart and Table List

About this Budget Paper		i

Chapter 1:	Infrastructure Overview

1.1	Infrastructure Expenditure	1 - 1
1.2	Infrastructure Funding	1 - 1
1.3	Infrastructure Investment 2013-14 to 2016-17	1 - 8
1.4	Infrastructure Investment 2012-13	1 - 10
1.5	Existing Assets	1 - 11
1.6	Infrastructure Maintenance	1 - 16

Chapter 2:	Infrastructure Strategies and Policies

2.1	Introduction	2 - 1
2.2	A Comprehensive Infrastructure Strategy	2 - 2
2.3	Reforming Project Selection	2 - 5
2.4	Systematic Approach to Funding	2 - 7
2.5	Effective Project Delivery	2 - 11

Chapter 3:	State Infrastructure Plan

3.1	Introduction	3 - 1
3.2	Passenger Trains	3 - 2
3.3	Urban Roads	3 - 3
3.4	Buses and Light Rail	3 - 6
3.5	International Gateways	3 - 7
3.6	Regional and Interstate Transport	3 - 8
3.7	Energy	3 - 11
3.8	Water	3 - 13
3.9	Health	3 - 14
3.10	Other significant programs	3 - 18

Chapter 4:	General Government Sector Projects

4.1	General Government Sector Projects	4 - 1

Chapter 5:	Public Trading Enterprise Sector Projects

5.1	Public Trading Enterprise Sector Projects	5 - 1

Infrastructure Statement 2013-14

Chart and Table List

Page

Chapter 1 Infrastructure Overview		1

Infrastructure Expenditure Summary	Table 1.1	1-1

State Funded Infrastructure Program	Chart 1.1	1-2

Australian Government Contribution to State Infrastructure Program	Chart 1.2	1-3

PTE Funded Infrastructure Program	Chart 1.3	1-3

Total State Infrastructure Investment by Funding Source	Table 1.2	1-4

Total Infrastructure Investment, Four Year Programs	Table 1.3	1-5

Capital Investment by Major Sector	Chart 1.4	1-5

Estimated Spending Profile for WestConnex Motorway Project	Table 1.4	1-6

Moderating Commercial PTE Capital Forecasts	Chart 1.5	1-7

Distribution of Infrastructure Investment, 2013-14: by Agency	Chart 1.6	1-8

State Owned Physical Assets: Value by Sector	Table 1.5	1-11

State Owned Physical Assets: Value by Type, as at 30 June 2012	Chart 1.7	1-12

State Owned Physical Assets: Percentage Distribution by Agency as at 30 June 2012	Chart 1.8	1-12

Values of Agencies’ Physical Assets as at 30 June 2012	Table 1.6	1-13

Maintenance Expenses	Table 1.7	1-16

Chapter 4 General Government Sector Projects		4

Infrastructure Investment by General Government Agencies	Table 4.1	4-3

Chapter 5 Public Trading Enterprise Sector Projects		5

Infrastructure Investment by Public Trading Enterprise Sector	Table 5.1	5-2

Infrastructure Statement 2013-14

About this Budget Paper

Purpose and Scope

Budget Paper No. 4 Infrastructure Statement provides information on the Government’s infrastructure investment program. The objectives of this Budget paper are to:

•	support transparency and accountability by reporting on planned capital expenditure covering new works and works in progress

•	explain how resources have been allocated in the current Budget and the forward estimates for both the general government and public trading enterprise sectors

•	explain how infrastructure investment supports the Government’s priorities and service delivery objectives, including the underlying policies and strategies

•	make publicly available the State Infrastructure Plan adopted by the Government as required by the Infrastructure NSW Act 2011

•	provide details of other projects in the general government and public trading enterprise sectors.

This Budget Paper includes the infrastructure investment of agencies that are material to the general government and public trading enterprise sectors. Budget Paper No. 2 Budget Statement, includes an overview of agency classifications by sector and a glossary.

Structure of Budget Paper No. 4

Chapter	Description
1. Infrastructure Overview	Chapter 1 categorises the State’s infrastructure investment in the Budget and the forward estimates and explains funding arrangements. It reports the value of the State’s physical assets by agency and maintenance expenditure by government sector. It also explains spending variations for the current financial year.

2. Infrastructure Strategies and Policies	Chapter 2 outlines the Government’s strategy for planning, funding, delivering and managing infrastructure investment and the existing asset base. It highlights new and ongoing initiatives to support infrastructure investment and improve asset management.

3. State Infrastructure Plan	Chapter 3 presents the 5-year State Infrastructure Plan. The Plan represents the Government’s funded infrastructure priorities over the next five years. The projects listed related to the Government’s 20-year State Infrastructure Strategy, released in December 2012.

Infrastructure Statement 2013-14	i

About this Budget Paper

Chapter	Description
4. General Government Sector Projects	Chapter 4 lists major capital projects and minor works for each general government agency, grouped by cluster. Project-level information is treated as commercial-in-confidence for some parts of the sector and is not reported in detail.

5. Public Trading Enterprise Sector Projects	Chapter 5 lists major capital projects for each public trading enterprise, grouped by industry sector. Project-level information is treated as commercial-in-confidence for some parts of the sector and is not reported in detail.

Agency Disclosures

Capital program definitions

Program	Definition
Major Works	This refers to projects with an estimated total cost of at least $250,000 or more, subdivided into new projects (approved to begin in 2013-14) and works in progress (begun before 2013-14 but not yet completed).

Minor Works	This refers to projects with an estimated total cost below $250,000, such as minor plant and equipment or annual provisions for replacements.

Project-level information

Item	Description
Project description	This is a brief outline of the capital project.

Location	This is the town or location where the infrastructure/project/ asset will be built. ‘Various’ is noted for projects occurring across multiple locations.

Start	The date when construction began or will begin. For planning works or similar, it is the date that planning appraisals and related activities began or will begin.

Complete	This is the project’s expected year of completion.

Estimated Total Cost (ETC)	The ETC represents the current estimate of planning, procuring and delivering the infrastructure/project/asset. The ETC may change as more detailed planning is undertaken and further information on market conditions becomes available. Large infrastructure acquisitions may be split into several projects, including planning, land acquisition and stages of construction. Due to commercial sensitivities, the ETC for some major works will not be included.

Estimated Expenditure to 30 June 2013	This is the projected total project expenditure to 30 June 2013.

Allocation 2013-14	This is the amount of project funding approved in the 2013-14 Budget.

ii	Infrastructure Statement 2013-14

About this Budget Paper

Changes to Reporting Entities

A number of changes since the last Budget affect reporting in this Budget Paper.

Entity	Change
Building Insurers’ Guarantee Corporation	This entity will be transferred from the Treasury cluster to the Finance and Services cluster effective from 1 July 2013.

Government Property NSW	Government Property NSW was known as the State Property Authority prior to 12 December 2012.

Hawkesbury-Nepean Catchment Management Authority	This entity absorbed the functions of Sydney Metropolitan Catchment Management Authority on 19 October 2012.

Long Service Corporation	The Long Service Corporation was transferred from the Finance and Services cluster to the Treasury cluster on 12 September 2012.

Ministry of Health	The Cancer Institute of NSW was established as a pillar within NSW Health in accordance with the Cancer Institute (NSW) Amendment Act 2012, which was assented to on 29 October 2012 and commenced on 31 March 2013.

Murray Catchment Management Authority	As a result of the abolition of the Lower Murray-Darling Catchment Management Authority, the assets, rights and liabilities of that authority were transferred to the Western Catchment Management Authority and the Murray Catchment Management Authority on 19 October 2012.

NSW Self Insurance Corporation	The NSW Self Insurance Corporation will be transferred from the Treasury cluster to the Finance and Services cluster effective from 1 July 2013.

Ports Assets Ministerial Holding Corporation	The Port Assets Ministerial Holding Corporation was established on 26 November 2012 in the Treasury cluster.

Safety, Return to Work and Support Division	The Safety, Return to Work and Support Division was known as the Compensation Authorities Staff Division prior to 1 August 2012.

UrbanGrowth NSW Development Corporation	The UrbanGrowth NSW Development Corporation was known as the Sydney Metropolitan Development Authority prior to 1 January 2013.

Western Catchment Management Authority	As a result of the abolition of the Lower Murray-Darling Catchment Management Authority, the assets, rights and liabilities of that authority were transferred to the Western Catchment Management Authority and the Murray Catchment Management Authority on 19 October 2012.

Infrastructure Statement 2013-14	iii

About this Budget Paper

Notes

Figures in tables, charts and text have been rounded. Discrepancies between totals and the sums of components reflect rounding. Percentages are based on the underlying unrounded amounts.

Unless otherwise indicated, the data source for tables and charts is NSW Treasury.

One billion equals one thousand million.

n.a. means data is not available. N/A means not applicable.

iv	Infrastructure Statement 2013-14

Chapter 1: Infrastructure Overview

1.1 Infrastructure Expenditure

State infrastructure expenditure in New South Wales will total $59.7 billion over the four years to 2016-17, including $15.5 billion in 2013-14.

The four year program to June 2017 is 3.4 per cent lower than the four years to 2016 published in the 2012-13 Budget. This is due to reductions in the public trading enterprise (PTE) capital program combined with declining levels of support from the Australian Government.

Table 1.1:	Infrastructure Expenditure Summary (a)

	2012-13		2013-14	2014-15	2015-16	2016-17	Four year
	Budget	Revised	Budget	Forward Estimates			total
	$m	$m	$m	$m	$m	$m	$m
General Government sector	6,356	8,009	9,085	9,753	8,627	8,584	36,048
Public Trading Enterprise sector	8,652	6,487	6,451	5,384	5,421	6,436	23,692

Total (a)	15,000	14,487	15,528	15,128	14,040	15,011	59,707

(a)	Total infrastructure investment excludes public finance corporations and eliminates inter-sector purchases which cancel out on consolidation.

The level of expenditure outlined in the Budget is sustainable and consistent with maintaining the State’s triple-A credit rating while addressing an infrastructure backlog and delivering the Government’s policy commitments. To achieve this balance, the Government has systematically prioritised investment based on merit, capitalising on opportunities to improve the performance of existing infrastructure, recycling surplus assets and harnessing a broad range of funding mechanisms.

1.2 Infrastructure Funding

Infrastructure expenditure is funded from three different sources which reveal clear trends in the program:

•	State funding is increasing to provide more transport infrastructure

•	Australian Government funding is falling

•	PTE funding is moderating through more efficient capital investment.

Infrastructure Statement 2013-14	1 - 1

State infrastructure funding is increasing

The State funded infrastructure program, including the general government sector, public transport PTEs and the Sydney International Convention, Exhibition and Entertainment Precinct (SICEEP) project, increases to an average $9 billion per year over the four years to 2016-17, compared with an average $6.5 billion per year over the four years to 2012-13, an increase of around 39.3 per cent.

The general government sector provides Budget support to public transport PTEs for major transport projects which are ultimately funded by taxpayers.

Chart 1.1:	State Funded Infrastructure Program (a)

(a)	The State funded infrastructure program includes general government funding for public transport and the SICEEP project.

The State funded program includes the SICEEP project which is underpinned by future Budget funding. State funded investment peaks in 2016-17 with the recognition of SICEEP as an asset in the balance sheet on the completion of construction.

Australian Government funding is falling

Over the same period, the Australian Government’s share of funding is falling, placing pressure on the Budget. Chart 1.2 shows the extent of the decline with funding less than $1 billion by 2016-17.

1 - 2	Infrastructure Statement 2013-14

Chart 1.2:	Australian Government Contribution to State Infrastructure Program

PTE funding is moderating

PTE infrastructure investment, excluding public transport and SICEEP, will average $4.6 billion per year over the four years to June 2017, a decrease of around 13 per cent compared with the four years to 2012-13. This is largely due to PTE businesses, including the electricity networks, managing their capital investment more efficiently.

Chart 1.3:	PTE Funded Infrastructure Program (a)

(a)	The PTE funded infrastructure program excludes general government funding for public transport and the SICEEP project.

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Table 1.2 provides a breakdown of the infrastructure expenditure by ultimate source of funding.

Table 1.2:	Total State Infrastructure Investment by Funding Source (a)

	2012-13	2013-14	2014-15	2015-16	2016-17
	Revised	Budget	Forward Estimates
	$m	$m	$m	$m	$m
General Government incl. public transport and SICEEP	7,828	9,232	8,485	8,463	9,785
PTE excl. public transport and SICEEP	4,840	4,947	4,642	4,394	4,348
Australian Government funding	1,827	1,357	2,010	1,192	887

Total	14,487	15,528	15,128	14,040	15,011

(a)	Total state infrastructure investment may not be the sum of general government and public trading enterprise sector investment because of inter-sector purchases and minor asset acquisitions in the public financial enterprise sector.

The program is predominantly funded from the Budget and State PTEs with Australian Government grants contributing around 8.7 per cent of total funding in 2013-14, but declining to 5.9 per cent in 2016-17.

The Australian Government will provide funding for around 9.1 per cent of the State’s infrastructure program to 2016-17. This is 13.3 per cent less than forecast Australian Government funding in the 2012-13 Budget four year program. The Australian Government’s increase in 2014-15 relates to changes to the delivery of the Pacific Highway upgrade works previously scheduled in 2013-14.

The Government will seek additional Australian Government funding to support delivery of State Infrastructure Plan priority projects. However, potential Commonwealth funding for the WestConnex Motorway Project and F3 to M2 Link are not included in the Budget. The conditions attached to the current Commonwealth funding offer for WestConnex are unacceptable and add to the project’s scope and cost, while funding for the F3 to M2 Link unsolicited proposal will be recognised should a final binding offer from the proponents be accepted by Government.

Increased focus on transport

The changing composition of the infrastructure program is illustrated in Table 1.3. The general government sector program including public transport and SICEEP is around 74 per cent higher than for the four years to 2008-09 and is steadily increasing as a proportion of the total program, accounting for around 68 per cent of total investment to 2016-17.

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Table 1.3:	Total Infrastructure Investment, Four Year Programs (a)

	Four Year Program	Four Year Program	Four Year Program
	to 2008-09	to 2012-13	to 2016-17
	$m	$m	$m
General Government incl. public transport and SICEEP	23,403	35,760	40,716
Public Trading Enterprise Sector excl. public transport and SICEEP	19,053	22,983	19,024

Total	42,299	58,730	59,707

Total Excluding Stimulus (b)	42,135	53,756	59,657

(a)	Australian Government funding is included in the totals for the general government and PTE sectors.
(b)	This Total excludes the Australian Government’s Economic Stimulus Plan which provided funding for education, social housing and roads projects into the general government and PTE sectors.

Driving this trend is the Government’s focus on upgrading and renovating the State’s transport infrastructure. Chart 1.4 compares four year infrastructure programs. The chart shows an increasing proportion of the program is dedicated to transport infrastructure, from 37 per cent in the four years to 2012-13 compared to 47 per cent in the four years to 2016-17.

Chart 1.4:	Capital Investment by Major Sector(a)(b)

(a)	The sectors used here are based on grouping similar agencies together and do not align with the Uniform Presentation Framework (UPF) published in Budget Paper No. 2 – Budget Statement. Infrastructure investment allocations to sectors in this table are indicative only. “Other” includes investment in family and community services, justice and emergency services, the arts and recreation and general public services.
(b)	The Australian Government’s Economic Stimulus Plan included significant funding for education, housing and roads projects over the four years to 2012-13.

The State Infrastructure Plan (SIP) identifies transport infrastructure as a critical enabler for supporting economic growth, boosting productivity and improving access to services. The Budget supports a pipeline of major projects that will improve the capacity of the road and rail networks across the State and access to international gateways. Examples include the North West Rail Link and the WestConnex Motorway project (see Box 1.1).

The SIP also targets investment in health infrastructure and strategies to manage infrastructure requirements in the electricity, water, education, justice, social housing and the arts and recreation sectors.

Infrastructure Statement 2013-14	1 - 5

The 5 year SIP is provided in Chapter 3.

Box 1.1:	WestConnex Motorway Project

On 3 October 2012, the Government committed to further develop the WestConnex Motorway, being Infrastructure NSW’s principal recommendation in its State Infrastructure Strategy. WestConnex will complete missing links in Sydney’s road network and increases capacity on existing sections of motorway.

WestConnex includes:

•	widening of the M4 east of Parramatta

•	an extension of the M4 at North Strathfield to Taverners Hill in Petersham

•	an inner west tunnel to link Taverners Hill and St Peters via the Camperdown area

•	a Sydney Airport Access Link between St Peters and the M5 East and

•	duplication of the M5 East to King Georges Road.

The Government has committed $1.8 billion to WestConnex from Restart NSW subject to finalisation of the business case and in addition to enabling works. This provides capacity to fully fund WestConnex capital expenditure over the forward estimates. Development and construction is estimated to take around ten years at a cost of $10 to $13 billion.

Estimated spending on WestConnex included in the Budget and forward estimates is shown in Table 1.4.

The 33km motorway will ease congestion and improve travel times on the city’s major transport routes between Sydney’s west, south west and the Sydney Airport and Port Botany Precinct.

This significant investment in the State’s road network has the potential to boost productivity, fuel economic growth and support jobs. Improved freight productivity will ease cost pressures on import and export goods moving through Sydney’s global gateways.

The Sydney Motorways Project Office is finalising the business case to be delivered to the Government in the coming weeks. The business case will inform decisions on the scope, timing of stages and final profile.

The Government has developed an innovative financing strategy for WestConnex (subject to final consultation with the private sector) which will minimise the impact on the State’s balance sheet, encourage maximum involvement of the superannuation sector and provide the State the capacity to recycle its investment to new projects. The financing strategy is outlined in Box 1.6, Chapter 1 in the Budget Paper No 2 – Budget Statement.

Table 1.4:	Estimated Spending Profile for WestConnex Motorway Project

	2013-14	2014-15	2015-16	2016-17
	Budget	Forward estimates
	$m	$m	$m	$m
WestConnex Motorway Project	111	413	629	647

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PTE investment moderating over the forward estimates

Capital expenditure in the PTE sector is slowing particularly for electricity, reflecting the Government’s commitment to reduce cost of living pressures by improving the performance of PTE businesses and better targeting capital investment.

Capital investment in the commercial PTE sector is around 18.8 per cent or $4.1 billion lower than the forecast for the corresponding four year period in the 2012-13 Budget as shown in Chart 1.5. Reductions in the program are driven by changes in the capital program in the electricity and water sectors.

Chart 1.5:	Moderating Commercial PTE Capital Forecasts

In the 2012-13 Budget, the Government announced its strategy to reduce the growth in electricity sector investment to moderate prices while maintaining service standards. This included integrating the three State-owned distributors to reduce duplication and deliver capital efficiencies and to identify an appropriate balance between asset standards and the timing of investment. These reforms are estimated to contribute around $1.9 billion in capital savings over the five years to 2015-16.

Other factors contributing to forecast reductions in the PTE sector include updated demand forecasts for electricity, a refocusing of the electricity infrastructure program towards asset replacement and maintenance, and the reassessment of capital requirements and rephasing of works by Hunter Water and Sydney Water.

Electricity sector investment is also coming off a peak investment cycle which was driven by the need to replace aging infrastructure and expand network capacity.

Infrastructure Statement 2013-14	1 - 7

Capital expenditure in the port sector is also more modest following the lease of Port Botany and Port Kembla and the completion of major projects in previous years. Ports projects listed in Chapter 5 represent capital investment by Newcastle Port Corporation and the residual program undertaken by Sydney Ports Corporation and Port Kembla Port Corporation.

1.3 Infrastructure Investment 2013-14 to 2016-17

Around $15.5 billion in capital investment is budgeted for 2013-14 or 7.2 per cent above the 2012-13 revised budget.

The level of infrastructure investment across agencies in 2013-14 is shown in Chart 1.6. The top 20 agencies account for $14.6 billion or 94.2 per cent of the total investment program.

Chart 1.6:	Distribution of Infrastructure Investment, 2013-14: by Agency (a)

(a)	Does not include $111 million capital expensing for the Ministry for Health

Over the four years to 2016-17, the State’s infrastructure program will total $59.7 billion. The 3.4 per cent per cent decrease in total infrastructure expenditure over the four years to June 2017 compared with the four years to June 2016 published in the 2012-13 Budget, arises from:

•	reductions to forecast capital investment for the commercial PTE electricity networks and water businesses arising from greater prioritisation of investment while maintaining service levels

•	removal of capital investment for ports as a result of the 99 year lease transaction

•

not including capital expenditure for the Cobbora coal mine in the Budget estimates as the Government explores options including alternative supplies, although the capacity to invest is retained if required.

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Major investment over the four years to 2016-17 includes:

•	around $27.9 billion of capital works for the transport sector including

•	major upgrades for the Pacific Highway ($4.4 billion), Princes Highway ($735 million) Western Sydney Growth Roads ($725 million) and Great Western Highway and Bells Line of Road ($402 million)

•	Restart NSW allocations including for the WestConnex Motorway project ($ 1.8 billion) and Bridges for the Bush ($135 million)

•	rail projects including the North West Rail Link ($4.1 billion), Rail Fleet Replacement ($1 billion) and the Transport Access Program ($496 million)

•	Bus fleets ($453 million), electronic ticketing ($237 million), CBD and South East Sydney Light Rail ($423 million) and Ferries ($75 million).

•	$12.7 billion for energy to ensure a reliable electricity supply, meet forecast demand and maintain and replace assets as required including essential distribution and transmission networks upgrades

•

$3.9 billion for water and wastewater including growth works to service urban development across Sydney, the Illawarra and the Blue Mountains ($711 million), priority sewage programs ($170 million) and upgrades for dams, fish ways and reservoirs

•	around $4 billion for health capital works for hospital upgrades, redevelopments and expansions including the

•	the Lismore Hospital Redevelopment Stage 3A ($80 million) to achieve improved facilities for both clinical and Community Health services

•	the Kempsey Hospital Redevelopment ($80 million) to provide an expanded Emergency Department, with a co-located Emergency Medical Unit and culturally appropriate Integrated Community Care Centre

•	the New Northern Beaches Health Service, to deliver the Northern Beaches Hospital, a complementary facility at Mona Vale, and Community Services for the Northern Beaches

•	a range of ongoing building and technology projects, including various Ambulance Service projects.

•

$2 billion for education including around $430 million each year for schools and TAFE colleges and $270 million for information technology works. Around $1.4 billion is allocated for new schools and upgrades at existing schools to meet the growth in student numbers and improve facilities and $330 million for the TAFE construction program

•	investment in family and community services, social housing, public order and safety, arts and recreation and government services.

Infrastructure Statement 2013-14	1 - 9

1.4 Infrastructure Investment 2012-13

Total state infrastructure investment of $14.5 billion is estimated for 2012-13. This is $513 million or 3.4 per cent less than the $15 billion forecast in the 2012-13 Budget.

Infrastructure investment in the general government sector is estimated to be $8 billion. This is around $1.65 billion or 26 per cent above budget mainly due to earlier recognition of the Royal North Shore Hospital Acute Services Building in 2012-13 rather than in 2013-14 and the transfer of public transport infrastructure into the general government sector as a consequence of Transport for NSW becoming responsible for rail project delivery1.

Major projects planned for completion or near completion in 2012-13 with estimated cost include:

•	Newcastle Inner Bypass ($143 million), Hunter Expressway ($1.7 billion) and Hume Highway, Holbrook Bypass ($237 million)

•	Outer Suburban Cars (Tranche 3) ($457 million) and Southern Sydney Freight Line interface works ($70 million)

•

Central Coast Regional Cancer Centre ($35 million), Narrabri Hospital ($38 million), Tamworth Regional Cancer Centre ($31 million), Nepean Hospital Redevelopment Stage 3 ($94 million) and Liverpool Hospital Redevelopment Stage 2 ($397 million)

•

Five projects upgrading school facilities at Wallsend, Hurstville, Homebush West, Kyogle and the Karonga School at Epping ($38 million) and TAFE construction works and an ICT project ($57 million), to improve teaching and learning facilities.

At $6.5 billion, infrastructure investment in the PTE sector for 2012-13 is estimated to be $2.2 billion or 25 per cent below the Budget forecast.

Electricity networks agencies are forecast to be $841 million below Budget largely due to revised capital programs and the impact of subdued energy demand forecasts. The removal of capital investment associated with ports as a result of the 99 year lease transaction also contributes to the variation along with the transfer of rail capital expenditure noted above.

Major projects completed in 2012-13 with estimated cost include:

•	electricity transmission line projects ($654 million), feeder projects ($294 million), and substation works ($494 million)

•	Sydney Catchment Authority’s Warragamba Dam Auxiliary Spillway project ($167 million), Sydney Water Priority Sewerage Programs ($140 million) and Hunter Water sewer system upgrades ($63 million)

•	Cruise Passenger Terminal at White Bay 5 replacing the temporary facility at Barangaroo ($53.7 million).

[1]	This capital expenditure is now accounted for in the general government sector but the estimated expenditure forms part of the Rail Corporation’s total works program detailed in Chapter 5.

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1.5 Existing Assets

The State’s physical assets comprise of land and buildings, plant and equipment and infrastructure systems. Examples include police and court facilities, TAFE facilities, public schools, transport networks, public housing and recreational facilities, as well as water storage and supply networks, electricity transmission and distribution networks, and roads. Physical assets exclude inventories, intangibles and assets held for sale.

As shown in Table 1.5, the State’s physical assets across both the general government and PTE sectors had a value of $255 billion as at 30 June 2012 and are estimated to have a value of around $263 billion as at 30 June 2013.

The value of physical assets net of depreciation is expected to increase during 2013-14 by $5.8 billion in the general government sector and by $6.8 billion in the PTE sector.

Table 1.5:	State Owned Physical Assets: Value by Sector

As at 30 June	2010 Actual $m	2011 Actual $m	2012 Actual $m	2013 Revised $m	2014 Budget $m

General Government Sector	123,373	128,312	135,899	141,792	147,550
Public Trading Enterprise Sector	112,399	117,984	119,138	121,229	128,054

Total State Sector	235,772	246,295	255,038	263,021	275,604

State physical assets are recorded at fair value, in line with accounting policies and standards. Where practicable, the fair value is measured assuming an asset’s highest and best use. An asset with no feasible alternative use may be recorded at fair value for its existing use.

As shown in Chart 1.7, in June 2012 the largest component of the State’s physical assets were infrastructure systems ($126.5 billion) including railways, roads, ports, dams and pipelines, with the balance comprising buildings ($61.2 billion), land ($52.9 billion) and plant and equipment ($14.4 billion). The land component value of physical assets has been separated from buildings, providing a clear distinction between built and non-built infrastructure.

Infrastructure Statement 2013-14	1 - 11

Chart 1.7:	State Owned Physical Assets: Value by Type, as at 30 June 2012

Control of the State’s physical assets is concentrated in a relatively small number of agencies as shown in Chart 1.8.

Chart 1.8:	State Owned Physical Assets: Percentage Distribution by Agency as at 30 June 2012

Table 1.6	provides the value and composition of physical assets as at 30 June 2012 by agency for both the general government and PTE sectors.

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Table 1.6:	Values of Agencies’ Physical Assets as at 30 June 2012

Agency	Land $000	Buildings $000	Plant and Equipment $000	Infrastructure Systems $000	Total $000

General Government
Aboriginal Housing Office	569,456	612,557	219	17,201	1,199,433
Art Gallery of New South Wales	17,250	177,338	1,110,868	—	1,305,456
Audit Office of New South Wales	—	968	321	—	1,289
Australian Museum	35,500	184,984	899,580	—	1,120,064
Barangaroo Delivery Authority	164,745	—	1,080	32,142	197,967
Cancer Institute NSW	—	—	4,298	—	4,298
Catchment Management Authority	3,107	1,281	948	—
Centennial Park and Moore Park Trust	447,107	74,921	1,435	330,078	853,541
Community Relations Commission of New South Wales	—	133	45	—	178
Crown Finance Entity	—	—	66	—	66
Department of Attorney General and Justice	399,656	2,888,332	208,277	39,612	3,535,877
Department of Education and Communities	7,669,954	18,832,102	322,264	—	26,824,320
Department of Family and Community Services	410,339	341,554	95,833	—	847,726
Department of Finance and Services	41,379	67,454	648,362	—	757,195
Department of Planning and Infrastructure	8,581	—	863	—	9,444
Department of Premier and Cabinet	1,927,151	299,631	78,339	1,407,707	3,712,828
Department of Rural Fire Service	—	—	17,595	—	17,595
Department of Trade and Investment, Regional Infrastructure and Services	6,266,938	343,936	47,107	473,853	7,131,834
Destination NSW	—	—	662	7,980	8,642
Environment Protection Authority	—	4,931	606	—	5,537
Fire and Rescue NSW	142,430	182,147	218,062	—	542,639
Government Property NSW	425,815	485,573	5,500	—	916,888
Health Care Complaints Commission	—	172	113	—	285
Historic Houses Trust of New South Wales	134,852	147,160	38,260	163	320,435
Home Care Service of New South Wales	70	628	6,095	—	6,793
Hunter Development Corporation	—	—	147	—	147
Independent Commission Against Corruption	—	328	1,316	—	1,644
Independent Liquor and Gaming Authority	—	—	87	—	87
Independent Pricing and Regulatory Tribunal	—	—	1,425	—	1,425
Independent Transport Safety Regulator	—	22	165	—	187
Information and Privacy Commission	—	—	218	—	218
Infrastructure NSW	—	—	728	—	728
Judicial Commission of New South Wales	—	—	303	—	303
Lachlan Catchment Management Authority	—	—	102	—	102
Legal Aid Commission of New South Wales	—	6,933	3,107	—	10,040
Long Service Corporation	—	—	635	—	635
Luna Park Reserve Trust	12,000	11,731	—	6,488	30,219
Minister Administering the Environmental Planning and Assessment Act	1,034,070	10,440	—	10	1,044,520
Ministry for Police and Emergency Services	—	620	109	—	729
Ministry of Health	1,663,949	7,682,210	947,342	363,095	10,656,596
Motor Accidents Authority	—	—	1,313	—	1,313
Museum of Applied Arts and Sciences	39,100	113,290	405,798	—	558,188
Natural Resources Commission	—	—	93	—	93
New South Wales Crime Commission	—	—	1,816	—	1,816
New South Wales Electoral Commission	—	—	1,990	—	1,990
New South Wales Film and Television Office	—	—	9	—	9
New South Wales Rural Assistance Authority	—	—	32	—	32
NSW Businesslink Pty Limited	—	866	22,779	—	23,645
NSW Food Authority	1,725	6,305	1,996	—	10,026
NSW Police Force	401,296	815,562	311,144	—	1,528,002
NSW Self Insurance Corporation	—	—	210	—	210
NSW Trustee and Guardian	9,585	11,202	7,692	—	28,479
Office of the Board of Studies	—	1,948	3,276	—	5,224
Office of the Director of Public Prosecutions	—	—	12,517	—	12,517

Infrastructure Statement 2013-14	1 - 13

Agency	Land $000	Buildings $000	Plant and Equipment $000	Infrastructure Systems $000	Total $000

General Government (cont)
Office of Transport Safety Investigations	—	48	25	—	73
Ombudsman’s Office	—	—	994	—	994
Police Integrity Commission	—	273	2,543	—	2,816
Public Service Commission	—	—	356	—	356
Roads and Maritime Services	3,693,453	714,850	141,081	59,968,758	64,518,142
Royal Botanic Gardens and Domain Trust	172,315	93,352	45,324	53,646	364,637
Southern Rivers Catchment Management Authority	—	41	104	—	145
State Emergency Service	166	—	14,724	—	14,890
State Library of New South Wales	64,682	149,723	2,168,451	—	2,382,856
State Records Authority of New South Wales	10,500	40,404	945,276	—	996,180
Superannuation Administration Corporation	3,403	6,720	3,455	—	13,578
Sydney Olympic Park Authority	658,420	346,076	52,501	334,896	1,391,893
The Legislature	49,400	84,795	59,493	—	193,688
The Treasury	—	—	1,638	—	1,638
Transport for NSW	—	274,709	935,832	55,638	1,266,179
UrbanGrowth NSW Development Corporation	12,350	170,827	1,550	2,329	187,056
Water Administration Ministerial Corporation	12	—	3,973	750,299	754,284
Western Catchment Management Authority	—	—	22	—	22
Western Sydney Parklands Trust	480,486	6,640	674	38,551	526,351
WorkCover Authority	12,110	4,540	16,538	—	33,188
Workers’ Compensation (Dust Diseases) Board	—	5,678	673	—	6,351

TOTAL GENERAL GOVERNMENT	26,983,352	35,205,935	9,828,374	63,882,446	135,900,107

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Agency	Land $000	Buildings $000	Plant and Equipment $000	Infrastructure Systems $000	Total $000

Public Trading Enterprises
Ausgrid	271,478	321,926	293,850	10,422,743	11,309,997
City West Housing Pty Limited	107,248	143,623	53	—	250,924
Cobbora Holding Company Pty Ltd	93,567	5,613	1,247	942	101,369
Country Rail Infrastructure Authority	223,295	27,625	605	1,562,797	1,814,322
Delta Electricity	44,912	202	9,241	690,672	745,027
Endeavour Energy	92,626	337,908	99,964	5,001,784	5,532,282
Eraring Energy	18,950	19,648	11,035	104,681	154,314
Essential Energy	53,830	113,196	301,462	6,327,544	6,796,032
Forestry Corporation of New South Wales	1,038,552	24,675	16,704	71,073	1,151,004
Hunter Water Corporation	145,451	25,738	7,369	2,726,409	2,904,967
Landcom (Trading as UrbanGrowth NSW)	1,665	2,668	728	—	5,061
Macquarie Generation	29,580	3,440	12,012	2,053,009	2,098,041
Metro Transport System Pty Ltd				4,854	4,854
New South Wales Land and Housing Corporation	16,643,012	15,414,025	3,496	343,661	32,404,194
Newcastle Port Corporation	338,473	14,589	23,994	84,850	461,906
Port Kembla Port Corporation	29,316	137,754	3,047	218,690	388,807
Rail Corporation New South Wales	3,857,164	5,412,157	3,058,415	13,552,380	25,880,116
State Transit Authority of New South Wales	147,229	114,450	132,733	47,768	442,180
State Water Corporation	110,006	1,600	18,051	566,913	696,570
Sydney Catchment Authority	60,422	36,340	39,838	1,183,412	1,320,012
Sydney Cricket and Sports Ground Trust	35,423	525,789	5,128	—	566,340
Sydney Ferries	5,737	6,188	47,218	12,405	71,548
Sydney Harbour Foreshore Authority	258,147	610,839	41,716	6,524	917,226
Sydney Opera House Trust	111,000	1,915,347	187,375	—	2,213,722
Sydney Ports Corporation	727,586	58,376	58,567	964,631	1,809,160
Sydney Water Corporation	931,729	9,953	139,847	12,368,196	13,449,725
Teacher Housing Authority of New South Wales	29,045	131,495	2	—	160,542
TransGrid	341,196	70,745	57,879	5,034,080	5,503,900
Venues NSW	50,315	236,230	13,951	—	300,496
Waste Assets Management Corporation	15,142	5,161	24,640	—	44,943
Zoological Parks Board of New South Wales	61,400	258,079	2,912	53,221	375,612
Accounting adjustments (a)	—	—	—	(736,799)	(736,799)

TOTAL PUBLIC TRADING ENTERPRISES	25,873,496	25,985,379	4,613,079	62,666,440	119,138,394

TOTAL GOVERNMENT(b)	52,856,848	61,191,314	14,441,453	126,548,886	255,038,501

Note:	Table 1.5 includes only the value of agency land and buildings, plant and equipment, and infrastructure systems. It includes collection assets but does not include the minor value of other physical assets such as inventories and software. Due to public sector reporting policy, the above dissection may differ slightly to the classification in some agency audited financial reports. The totals will remain consistent with agencies’ audited figures.
(a)	Reflects reclassification for the value of interest capitalised by electricity power stations and water subsequently expenses in the consolidated sector reports.
(b)	Excludes the public financial enterprise sector.

Infrastructure Statement 2013-14	1 - 15

1.6 Infrastructure Maintenance

Agencies must ensure their infrastructure continues to support the planned delivery of services and is adequately maintained. NSW Treasury guidelines require direct employee costs on infrastructure maintenance activities are reported as part of an agency’s maintenance expenditure. This is to ensure reporting of maintenance expenditure is not misunderstood and any shortfalls in maintenance spending are quickly identified. The result is a more comprehensive and consistent reporting of infrastructure maintenance costs.

The maintenance expenditure estimates for the general government and PTE sectors are shown in Table 1.7.

Table 1.7:	Maintenance Expenses

	2012-13		2013-14	2014-15	2015-16	2016-17
	Budget	Revised	Budget	Forward estimates
	$m	$m	$m	$m	$m	$m
General Government Sector	2,170	2,015	1,924	1,984	2,040	2,099
Public Trading Enterprise Sector	2,455	2,375	2,497	2,505	2,577	2,732

Total	4,625	4,389	4,421	4,489	4,617	4,831

The minor decrease in 2012-13 revised recurrent maintenance compared to Budget is due to Roads and Maritime Services reclassifying certain maintenance expenditure as capital expenditure, following a major review of its accounting policies.

Expenditure on asset maintenance in 2012-13 is equivalent to 2.1 per cent of the Government’s estimated total built asset holdings as at 30 June 2013. This percentage is also estimated to be 2 per cent for 2013-14.

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Chapter 2:	Infrastructure Strategies and Policies

2.1 Introduction

Infrastructure underpins the delivery of vital services including transport, health and education. Having the right infrastructure, in the right places, and at the right times not only boosts productivity and competitiveness, but enhances the community’s quality of life.

In NSW 2021: A Plan to Make NSW Number One the Government committed to renovate the State’s public infrastructure. This commitment supports other NSW 2021 strategies to rebuild the economy and return quality services.

The Government has addressed the challenge of delivering better infrastructure through a systematic program of reforms focussed on the four key determinants of success:

•	Planning – delivering a single comprehensive infrastructure strategy for the State, with supporting plans, which are integrated with funding and project delivery

•	Project Selection – enhancing the policy tools and processes to ensure individual projects or programs represent value for money and are economically and socially justifiable

•	Funding – implementing a systematic approach to funding for infrastructure, including increasing funding for critical infrastructure projects while maintaining the State’s triple-A credit rating

•	Delivery – ensuring all committed projects are delivered in a cost effective and timely manner.

The program set out in this Infrastructure Statement demonstrates the benefit of applying the Government’s reformed policy framework.

One of the key reforms driving the delivery of better infrastructure was establishing Infrastructure NSW (INSW) in July 2011. Its responsibilities include independently advising on investment priorities, driving delivery of key infrastructure in partnership with the private sector and managing the process of presenting projects to the Commonwealth for potential funding.

Infrastructure Statement 2013-14	2 - 1

2.2 A Comprehensive Infrastructure Strategy

The Government has developed a single co-ordinated infrastructure strategy founded on the 20 year NSW Government State Infrastructure Strategy (SIS) (released December 2012) which sets out the Government’s priorities. The SIS in turn drives the immediate priorities set out in the five year, funded, State Infrastructure Plan (SIP) (Chapter 3 of this Statement).

The SIS and the SIP provide the overall infrastructure priorities for the underpinning plans and strategies, including:

•	the NSW Long Term Transport Master Plan (released December 2012) and the draft NSW Freight and Ports Strategy (released for comment in November 2012)

•	the Metropolitan Strategy for Sydney (draft released in March 2013) which provides a foundation for long term land use planning, supported by the proposed reform of the planning system

•	at agency level, the continued development of Total Asset Management Plans which includes 10 year capital plans that are integrated with the SIS, SIP and other strategies

•

stand-alone funds or programs to address particular sectoral or regional infrastructure challenges including the Housing Acceleration Fund, the Hunter Infrastructure and Investment Fund, the Local Infrastructure Renewal Scheme and the State’s flagship infrastructure fund, Restart NSW, of which 30 per cent is reserved for regional areas (with 10 per cent being reserved specifically for mining affected communities).

NSW Government State Infrastructure Strategy (SIS)

The SIS sets out the State’s priority infrastructure projects and initiatives for the short (0 to 5 years), medium (5 to 10 years) and longer terms (10 to 20 years).

Consistent with the Infrastructure NSW Act 2011, the Government’s SIS was initiated through INSW assessing existing State infrastructure as well as infrastructure needs and strategic priorities for the coming 20 years.

In October 2012, INSW provided its initial independent advice to the Government on the 20 year infrastructure needs of the State. INSW’s 20 year vision emphasised the economic case for effective infrastructure investment being necessary to support growth in the State’s economy and community living standards and identified improving economic productivity as the most significant public policy challenge facing the State.

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In its October advice, INSW identified infrastructure priorities, specifically:

•	critical infrastructure deficiencies in urban road capacity

•	major inefficiencies in bus and train service capacity to the CBD, regional rail, regional water and wastewater, flood mitigation and the capacity of hospitals and schools

•	new road capacity urgently required to meet the challenge of population growth and substantial increases in freight volumes

•	new roads to relieve legacy arterial roads such as Parramatta Road, Pennant Hills Road and the Princes Highway, and permit urban regeneration.

INSW’s highest priorities relate to the M4 and M5 road corridors which are central to freight and business transport logistics. To address this priority, INSW recommended the WestConnex scheme.

State Infrastructure Plan (SIP)

The SIP represents the Government’s funded infrastructure priorities over the next five years, 2013-14 to 2017-18 and incorporates priority projects from the infrastructure backlog identified within the SIS.

These priority projects are drawn from the Government’s SIS, released in December 2012. The SIS reflects sector strategies and planning across Government and sets out key projects and their target timing, to be undertaken over the next 20 years. The resultant investment will improve productivity, ease the cost of doing business in New South Wales and transform Sydney.

The SIP will be updated annually with each Budget to include additional priority projects identified in the SIS as they are developed and then considered in detail by the Government.

Chapter 3 of this Budget Paper contains the Government’s first SIP and fulfils the 5-year State Infrastructure Plan requirement under section 21 of the Infrastructure NSW Act 2011.

NSW Long Term Transport Master Plan

In December 2012, the Government released its NSW Long Term Transport Master Plan. The Master Plan sets out the Government’s framework for delivering an integrated, modern transport system that puts the customer first. This framework identifies and addresses the 20 year challenges facing State transport systems.

The Plan identifies four main actions:

•	integrating transport services

•	modernising the transport system

•	growing networks to meet future demand

•	maintaining important road and public transport assets.

Infrastructure Statement 2013-14	2 - 3

Consistent with these actions, and the SIS, the Master Plan identifies both the priority infrastructure and the necessary service delivery changes required over the next 20 years.

Metropolitan Strategy for Sydney

In March 2013, the Government released the draft Metropolitan Strategy for Sydney.

The draft Strategy provides a blueprint for Sydney’s growth over the next 18 years to 2031. It projects population and economic trends over the period, including:

•	545,000 new homes in Sydney

•	an additional 1.3 million residents by 2031

•	expanded housing in greenfield areas as well as renewed established suburbs

•	up to 625,000 new jobs by 2031, with 50 per cent targeted for Western Sydney.

To accommodate growth, the draft Strategy identifies key areas to focus new housing and jobs alongside good transport connections, including new growth corridors. This will help match future planned infrastructure provision with the growth requirements of the city.

Planning System White Paper

In April 2013, the Government released the White Paper – A New Planning System for NSW for public consultation.

The process of developing the White Paper has identified two major infrastructure-related problems arising from the present system:

•	important infrastructure to support new housing and employment areas has been delayed or not delivered

•	there is no clear vision underpinning the infrastructure contributions system, which results in required infrastructure to support growth not being delivered.

A central focus of the new system is ensuring infrastructure requirements will be met and funding arrangements are more predictable and consistent. This includes a proposed new system of regional and local levies on developments. The regional levies will be directed towards Growth Infrastructure Plans.

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2.3 Reforming Project Selection

The Government is ensuring projects are financially and economically justifiable by a range of policies and requirements for infrastructure investment and financing:

•	the development by the Government of strategic plans (such as the SIS) which provide a strong context for future project specification and selection (see 2.2)

•	each agency developing its Total Asset Management Plan, including the identification of proposed new infrastructure

•	requiring that projects are supported by a business case and an economic evaluation

•	enhancing the Gateway Review process by implementing the review, by INSW, of major projects over $100 million in addition to INSW providing funding recommendations for Restart NSW

•	introducing a formal process to evaluate and proceed with unsolicited proposals that deliver value to the State.

Strengthening Total Asset Management Planning

Total Asset Management (TAM) is an approach to aligning physical asset planning and management with agency service delivery. TAM plans are required of each individual agency and form the foundation for budget decisions on infrastructure.

TAM plans are the foundation for asset planning at agency level. This includes ensuring only assets needed for service delivery are held and surplus assets are available for divestment. TAM planning should also ensure appropriate management practices by agencies across the asset lifecycle. This covers planning, procurement, maintenance and disposal.

The Government is committed to strengthening the link between individual agency TAM plans and the overall management of the State’s total asset holdings. This particularly includes the links between individual agency TAMs and the SIS and SIP, and linking the divestment programs with the State’s overall infrastructure funding plan.

Enhanced Gateway Reviews

The Gateway Review system is the Government’s assurance program for capital projects over $10 million. INSW is now responsible for the Gateway review of projects over $100 million. This allows INSW to combine its process of project review with its responsibility to advise the Government on individual projects and the prioritisation of the State infrastructure program.

Treasury continues to be responsible for the Gateway review of capital projects valued between $10 and $100 million, as well as for the Gateway review of any projects to be delivered by INSW.

Infrastructure Statement 2013-14	2 - 5

Reviews are conducted by discrete teams of experienced independent procurement practitioners who conduct the reviews assessing projects against seven criteria: service delivery, affordability – value for money, sustainability, governance, risk management, stakeholder management and change management.

Unsolicited Proposals Guide

In January 2012, the Government released the Guide for Submission and Assessment of Unsolicited Proposals (the Guide).

The Government recognises the private sector can offer innovative ideas, approaches and solutions to the State’s policy goals, and that this should be encouraged. The Guide is intended to offer the private sector the consistency and certainty of a transparent framework.

The Guide outlines seven minimum criteria for assessing proposals:

•	unique benefits of the proposal providing justification to negotiate directly

•	value to Government, encompassing economic benefit, service delivery, whole-of-life costs, risk transfer, timely achievement of objectives and qualitative outcomes

•	whole-of-Government impact, including opportunity cost

•	appropriateness of return on investment obtained by the proponent given project risks

•	capability and capacity of the proponent to deliver the proposal

•	affordability from the perspective of the Government

•	appropriate balance in the allocation of risk.

Proposal assessment follows a three stage process:

•	Stage 1 – initial submission and Strategic Assessment

•	Stage 2 – detailed proposal

•	Stage 3 – negotiation of a final binding offer.

Proposals which have advanced to the Stage 3 of assessment are:

Proposal	Details
Transurban F3 to M2 Link	Proposal to fund and construct a tunnel link between the F3 and M2 Motorways.

University of Sydney	Proposal to acquire the surplus Queen Mary Building, Camperdown, for student accommodation.

2 - 6	Infrastructure Statement 2013-14

2.4 Systematic Approach to Funding

The Government is better utilising, and increasing, the potential pool of funds available for infrastructure projects by:

•

delivering new funds to capitalise Restart NSW from a series of sources, including the sale of non-core business assets, recycling capital on the State balance sheet, windfall tax revenues and the proceeds of Waratah Bonds

•	INSW overseeing and enhancing the quality and supporting evidence of project funding submissions to Infrastructure Australia, in order to increase the likelihood of Commonwealth funding

•

actively engaging and working with the private sector, as a potential source of additional funding, and better utilising existing funding through Public Private Partnerships and other innovative financing models

•

reviewing agencies’ asset holdings, including asset disposal plans, as part of Total Asset Management Plans to ensure agencies hold only the assets necessary for service delivery and dispose of others to fund new infrastructure

•

adopting the recommendations of the Property Asset Utilisation Taskforce (November 2012) to divest non-core property holdings with the proceeds to be allocated to the Housing Acceleration Fund, which removes obstacles to housing development

•

utilising Capital Planning Limits for major infrastructure portfolios (Health, Education and Transport) which provide longer term security of funding for the portfolios and allow savings to be re-allocated to other approved projects

•

as part of the planning reform process, developing a new infrastructure contributions system from property developments which will contribute to the delivery of local and regional growth infrastructure

•	the investigation, by INSW and Treasury, of potential efficiency gains and savings, from better setting and managing contingency allowances

•	the Infrastructure Funding Unit within Treasury developing and implementing innovative financing and delivery arrangements for major projects.

Restart NSW Fund

In 2011, the Government established Restart NSW as the Government’s infrastructure fund through the Restart NSW Fund Act 2011.

The objective of Restart NSW is to set aside funds to secure the delivery of major infrastructure projects.

Infrastructure Statement 2013-14	2 - 7

The sources of capital for Restart NSW include windfall tax revenues in excess of Budget forecasts, net proceeds from asset transactions and the issue of Waratah Bonds by the State. To date, around $4.7 billion has been deposited into the Fund, sourced from the recently completed leases of Port Botany and Port Kembla, the lease of the Sydney Desalination Plant, the issue of Waratah Bonds and higher than forecast tax revenues.

Commitments from Restart NSW for priority infrastructure projects allocated in 2012-13 were:

•	$ 25 million for motorway planning works for WestConnex and the F3-M2 Unsolicited Proposal

•	$ 6 million for road projects in Singleton, and $4 million for Muswellbrook hospital as part of the initial round of Resources for Regions funding.

Funding for the following Restart commitments will start in 2013-14 and is provided for in this Budget:

•	$ 1.8 billion towards the cost of delivering the WestConnex scheme

•	$ 403 million for the Pacific Highway upgrade

•	$ 170 million for the Princes Highway upgrade

•	$ 135 million for the Bridges for the Bush program

•	$ 100 million for the Illawarra region

•	$ 10 million for ongoing motorway planning for the F3 to M2 connection.

In addition, further funds are released in this Budget for addressing pinch points on urban roads ($217 million) and set aside for Resources for Regions funding approvals in 2013-14 ($120 million).

The Government has also reserved up to $400 million for the F3 to M2 connection and $60 million toward the costs of revitalising the Newcastle CBD.

A further $40 million has also been reserved for water supply and drought priority projects plus $28 million for the Bells Line of Road improvement program and up to $7 million for regional projects under the Regional Development Australia Fund.

Of the $3 billion committed by Government from Restart NSW so far, 30 per cent has been allocated to regional projects.

Public Private Partnerships (PPP)

In August 2012, the Government released the updated NSW Public Private Partnership Guidelines (the Guidelines).

The Guidelines complement the detailed National Public Private Partnership Guidelines (2008), and provide Government agencies, the private sector, advisors and other stakeholders with a streamlined guide to State specific requirements for PPPs.

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The Guidelines are based on the following principles:

•	PPPs should be procured in a professional and transparent manner, minimising tender costs and providing a fair opportunity to all prospective private sector participants

•	PPP delivery structures should be stable, with sustainable debt financing arrangements and robust commercial and financial structures

•	the Government should not guarantee private sector borrowings

•	innovative infrastructure and service delivery arrangements should be encouraged

•	information on contracts and tenders should be disclosed in a timely way.

In March 2013 the Government contracted for the Sydney International Convention, Exhibition and Entertainment Precinct at Darling Harbour. This PPP was the first to implement the new conditional debt pay down structure in response to recent financing challenges resulting from the global financial crisis.

The structure achieves significant whole of life savings for the State compared to traditional financing previously used in PPPs, while maintaining the benefits of transferring appropriate risk to the private sector.

Significant PPP projects in the pipeline include:

•	North West Rail Link – operations, trains and rail systems

•	Sydney CBD and South East Light Rail

•	F3 to M2 Link

•	Northern Beaches Hospital.

Housing Acceleration Fund (HAF)

In the 2012-13 Budget, the Government established the HAF as part of the Building the State package of initiatives to boost and expedite housing supply. The HAF is intended to forward fund critical infrastructure projects that will accelerate housing developments and job creation in priority growth areas.

The 2012-13 Budget included an initial $181 million of HAF commitments, with later funding stemming from the work of the Property Asset Utilisation Taskforce (PAUT). The PAUT identified opportunities to improve the efficiency of the NSW Government’s ownership, utilisation and management of its owned and leased property portfolio.

Following the PAUT review, and an initial sale of seven properties, $302 million has been allocated for the second round of the HAF from 2013-14. Of this amount, $99 million will fund interim arrangements for section 94 local government contributions to support housing developments.

Infrastructure Statement 2013-14	2 - 9

The balance will be made available for prioritised allocation to growth infrastructure, including for waste water and road projects that will unlock property development as well as employment lands.

Hunter Infrastructure and Investment Fund (HIIF)

In 2011, the Government established the HIIF to promote economic growth and enhance the liveability of the Hunter region. The Government committed $350 million to the HIIF over four years. Of this amount $290 million has now been allocated to projects, including $60 million towards the revitalisation of the Newcastle CBD.

As to the balance, the HIIF Advisory Board has evaluated 49 proposals submitted in response to a public call, with its recommendations to be considered by the Government.

Local Government Infrastructure

Effective local government infrastructure policy has a significant role to play in improving productivity.

The Government’s 2011-12 and 2012-13 Budgets allocated $100 million to 2016-17 to implement the Local Government Infrastructure Backlog Policy, consisting of:

•	financial assessment and benchmarking of councils by NSW Treasury Corporation

•	audits of each council’s local infrastructure backlog

•	a Local Infrastructure Renewal Scheme which offers councils with infrastructure backlogs State interest subsidies to help finance projects.

Round one of Local Infrastructure Renewal Scheme funding supported 84 projects put forward by 64 councils with a total investment value of $439 million. These projects included buildings and road renewals, overbridge replacements and major airport works. Round two applications, covering infrastructure projects valued at $352 million, are now being considered.

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2.5 Effective Project Delivery

The key challenge for Government is to ensure that projects are delivered at lowest cost and in the timeframe agreed. The strategies and policies to achieve this objective include:

•	using strategic plans (including the SIP) to advance preparation by delivery agencies and by potential private providers who can rely on a project pipeline

•	enhancing the NSW Government Procurement Policy

•	INSW oversighting and monitoring, and reporting to Government, on the progress of all significant projects (over $100 million)

•	implementation of new workplace guidelines which apply from 1 July 2013 to contractors delivering publicly funded building or construction work

•

INSW being actively involved in the development and delivery of key infrastructure projects, such as the new Sydney International Convention, Exhibition and Entertainment Precinct (managed by INSW) and the WestConnex scheme

•	instituting structural changes within major agencies, and across Government, to drive infrastructure delivery. For example:

•	the Transport Projects Division of Transport for NSW, a specialist centre which now manages all major projects across the portfolio

•	Health Infrastructure, an independent expert organisation within the health portfolio charged with delivering all major health capital projects over $10 million on behalf of the Ministry of Health

•	constituting the Sydney Motorways Steering Committee, with senior executives from across Government, to drive the WestConnex scheme

•

constituting the Major Projects Executive Committee, comprising Chief Executives from central and infrastructure agencies, to supervise all major infrastructure projects which in turn reports to the Cabinet sub-committee for Infrastructure.

Review and Reform of Procurement Policy

The objective of the NSW Government Procurement Policy is to ensure State procurement achieves value for money in support of service delivery, whilst being fair, ethical and transparent. The policy emphasises agency accountability for outcomes, and greater upfront planning and stronger linkage with the Budget process prior to allocation of capital funding.

Key elements operating in parallel include:

•	a Gateway Review assurance process (outlined in section 2.3)

•	a ten step online guide to the procurement process, tailored to each of the three main procurement categories (infrastructure, goods and services and ICT).

Infrastructure Statement 2013-14	2 - 11

The Government is reviewing State procurement policy, governance and practice to improve its effectiveness in supporting value for money procurement outcomes. To date, the major elements of the review and reform process have been:

•	consulting across the sector and with industry

•	new legislation – the Public Sector Employment and Management Amendment (Procurement of Goods and Services) Act 2012 which commenced on 1 July 2012

•	establishing a new Procurement Board to direct and oversee the reform process

•	issuing a Strategic Directions Statement, to chart a direction for forthcoming reforms.

The Directions Statement identifies three objectives for the review and reform process:

•	drive value for money

•	free up agency resources to enable delivery of better quality, more efficient services

•	align government procurement practice with contemporary market practices and business needs.

The Government will implement reforms over 2013 and 2014.

New Guidelines for Construction Procurement

The Government has adopted new industrial relations implementation guidelines for Government procurement of construction services. The Implementation Guidelines to the New South Wales Code of Practice for Procurement: Building and Construction 2013 deal with matters including:

•	protecting freedom of association laws

•	protecting independent contractors (including sub-contractors) from coercion

•	restrictions on over-award payments, unregistered workplace agreements and project agreements

•	ensuring that right of entry laws are appropriately applied on construction work sites

•	arrangements for Workplace Relations Management Plans on larger projects.

The Guidelines will apply to contractors, including prospective contractors, who participate in Government procurement processes for public building and construction work from 1 July 2013.

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Chapter 3:	State Infrastructure Plan

3.1 Introduction

The State Infrastructure Plan (SIP) represents the Government’s funded infrastructure priorities over the next five years, 2013-14 to 2017-18. These priorities are drawn from the Government’s 20 year State Infrastructure Strategy (SIS), released in December 2012.

This five year Plan incorporates:

•	priority projects from the infrastructure backlog identified within the Strategy

•	projects that are to be delivered or to begin within the next five years

•	projects that are currently underway.

The Strategy reflects sector strategies and planning across Government and sets out key projects and their target timing, to be undertaken over the next 20 years. The resultant investment will improve productivity, ease the cost of doing business in New South Wales and transform Sydney.

Priority projects funded for the first time in this Budget include $1.8 billion for WestConnex, $1.6 billion (through to 2019) for the CBD and South East Light Rail, $403 million on the Pacific Highway, $170 million for the Princes Highway and $135 million for Bridges for the Bush. Additionally, the new Sydney International Convention Exhibition and Entertainment Precinct with a capital value of over $1 billion is to be delivered through a PPP in 2016. Construction of the F3 to M2 link is currently being assessed as an unsolicited PPP proposal, with a targeted construction cost of $2.65 billion.

The Plan has been developed to:

•	ensure that the highest priority projects and investments are funded in the Budget

•	introduce further discipline and an emphasis on value for money in infrastructure planning funding and delivery

•

provide the community and industry with a more detailed picture of the major infrastructure project pipeline, which in turn contributes to increased innovation, competition and efficiency in delivering these projects.

Infrastructure Statement 2013-14	3 - 1

Maintaining infrastructure is also an important Government responsibility. This is separately addressed in Chapter 1.6, with specific projects included in Chapters 4 and 5.

Some projects are funded solely by the State, and some are jointly funded with the Commonwealth, as noted in the project descriptions. Restart NSW, the Government’s infrastructure fund, is also funding a number of key projects.

This chapter fulfils the 5-year State Infrastructure Plan requirement under section 21 of the Infrastructure NSW Act 2011.

3.2 Passenger Trains

Greater Sydney’s rail network plays a vital role in the economic prosperity of the whole State and in the quality of life for those who work or live in urban areas.

The rail network is a complex system that has grown incrementally over more than 150 years. Meeting the needs of a growing population and improving customer service levels requires a new approach, delivering a mix of new and upgraded infrastructure, customer improvements and operational efficiencies.

Sydney’s Rail Future sets a detailed strategic direction for the passenger rail network. The following have been identified as strategic priorities for the State’s passenger rail network:

•	implementation of the Opal card electronic ticketing system

•	operational efficiencies

•	network efficiencies

•	new rapid transit system

•	a second harbour rail crossing

•	the southern sector conversion.

The following major investments over the next five years contribute to delivering these strategic priorities.

3 - 2	Infrastructure Statement 2013-14

Project Name	Estimated Total Cost / Expense Profile	Description
North West Rail Link	$ 8.3 billion (to 2019)	23 kilometre network addition from Epping to beyond Rouse Hill in North West Sydney.

Waratah Rollingstock	$3.6 billion (whole of life net present cost)	New passenger rail rollingstock upgrades to better meet customer needs.

South West Rail Link	$ 2.1 billion	Twin track passenger rail line from Glenfield to Leppington via Edmondson Park.

Opal card system	$ 1.2 billion (over 15 years)

Progressive trial and rollout of an easy, convenient electronic ticketing system for streamlined travelling on the public transport network in Sydney, the Blue Mountains, Central Coast, Hunter, Illawarra and the Southern Highlands.

Transport Access Program	$ 772 million (over four years)	Improvements to provide a better experience for public transport customers by delivering accessible, modern, secure and integrated transport infrastructure where it is needed most.

Wynyard Walk	$ 306 million	Pedestrian link between Wynyard Station and the developing CBD western corridor and Barangaroo.

3.3 Urban Roads

Eighty per cent of passenger and freight movements in Sydney are made by road. Almost all residents and businesses use the road network every day. Traffic on key corridors is growing strongly and congestion occurs across Sydney’s road network, particularly during the morning and evening peaks. As congestion increases, road freight productivity is impacted and time is added to daily commuter journeys. This has a real economic cost to the State.

Infrastructure Statement 2013-14	3 - 3

Good quality roads and associated infrastructure supports around half of all public transport trips and facilitates walking and cycling. Road and public transport investments are also often complementary and investments in all modes are being managed as part of the State’s broader infrastructure and transport strategies.

As the NSW Long Term Transport Master Plan indicates, targeted investment in the State’s road network will deliver incremental improvements in the urban road network to boost productivity, grow the economy and create new jobs.

The following have been identified as strategic priorities for the State’s urban road infrastructure:

•	completing the missing links on Sydney’s Motorway network

•	upgrading and improving the efficiency of urban roads

•	identifying new road corridors and improving connections to and within Sydney’s growth centres.

The following major investments over the next five years contribute to delivering these strategic priorities.

Project Name	Estimated Total Cost / Expense Profile	Description
WestConnex	$10-13 billion (estimated total project cost)

The business case for WestConnex is under development. It involves a 33 kilometre link between Sydney’s west and the airport and Port Botany precinct.

Project costs will depend on the configuration the Government adopts. In the 2013-14 Budget, the Government has allocated $1.8 billion from the Restart NSW fund for WestConnex.

Western Sydney Growth Roads Program – Major Projects

•        Bringelly Road, Camden Valley Way to King Street (planning and preconstruction)

•        Camden Valley Way, Bringelly Road to Ingleburn Road, Widen to Four Lanes

•        Camden Valley Way, Ingleburn Road to Raby Road, Widen to Four Lanes

•        Camden Valley Way, Raby Road to Oran Park Drive, Widen to Four Lanes

•        Narellan Road, Camden Valley Way to Blaxland Road Widen to Six Lanes

$1 billion

Major road upgrades and expansions to accommodate population and employment growth in Western Sydney, including the North West and South West Growth Centres and Western Sydney Employment Lands. The aim is to link the Greater Sydney workforce and business community with broader employment opportunities and markets, including through national and international gateways.

Werrington Arterial Road Federal funding for planning only.

3 - 4	Infrastructure Statement 2013-14

Project Name	Estimated Total Cost / Expense Profile	Description

•        Erskine Park Link Road, Old Wallgrove Road to Lenore Lane (Western Sydney Employment Lands)

•        Old Wallgrove Road, Erskine Park Link Road to M7 (Western Sydney Employment Lands)

•        Richmond Road Stage 1, Bells Creek to Townson Road

•        Richmond Road Stage 2, Townson Road to Grange Avenue

•        Schofields Road, Stage 1, Windsor Road to Tallawong Road

•        Schofields Road Stage 2, Tallawong Road to Veron Road

•        Werrington Arterial Road Stage 1, M4 to Great Western Highway (planning)

Review of F3 to M2 Unsolicited Proposal	$2.65 billion (targeted construction cost)	An 8 kilometre road tunnel linking the F3 and M2. The project is now in Stage 3 of the Unsolicited Proposal process. If approved, funding would include Restart NSW and Federal contributions.

Easing Sydney’s Congestion (Pinch Points)	$246 million	Measures to relieve traffic congestion and improve network efficiency that target peak hour traffic hotspots.

M5 West Widening	$400 million	Widening 21 kilometres of the M5 West motorway from Camden Valley Way at Prestons to King Georges Road at Beverly Hills with an additional lane in both directions.

Hills M2 Upgrade	$550 million	Upgrade of Hills M2 to ease congestion and improve safety on Sydney’s major north-west corridor, including new lanes in both directions, new ramps and widening of the tunnel.

Managed Motorway Program	The extent of program expenditure will depend on Commonwealth contributions.

Suite of communication systems, coordinated traffic management tools and small-scale infrastructure improvements. These measures are used to integrate information and control and enhance motorway performance.

Infrastructure Statement 2013-14	3 - 5

3.4 Buses and Light Rail

Sydney commuters are heavily reliant on the bus network, with buses providing public transport across large areas of greater Sydney. While buses provide flexible services, they have to compete for road space with cars and other vehicles. Congestion on Sydney’s roads can impact services, resulting in longer travel times and reduced reliability. Bus congestion within the Sydney CBD is particularly pronounced, with more than a thousand buses entering the CBD in the busiest hour during a typical workday morning.

Light rail currently plays a limited role in moving people around Sydney, but will play a far greater role in the future. The current light rail network consists of a single line, servicing the corridor between Central, Pyrmont and Lilyfield (with an extension to Dulwich Hill under construction). Properly planned and delivered, light rail can provide greater capacity than buses.

The Government has released Sydney’s Light Rail Future and is also developing a detailed bus strategy. Together, these will provide strategic plans for the use of buses and light rail within Greater Sydney.

The following have been identified as strategic priorities for the State’s Bus and Light Rail infrastructure:

•	an integrated bus and light rail solution for the Sydney CBD

•	a new bus route structure for Sydney

•	new and improved services

•	targeted bus infrastructure improvements.

The following major investments over the next five years contribute to delivering these strategic priorities.

Project Name	Estimated Total Cost / Expense Profile	Description
CBD and South East Light Rail	$1.6 billion (to 2019)	New light rail line extending from Circular Quay along George Street to Central Station then to Kingsford via Anzac Parade and Randwick via Alison Road.

Inner West Light Rail Extension	$214 million

Extension of the existing light rail service from Central to Lilyfield which will run along the former Rozelle freight rail corridor through the inner west to Dulwich Hill. The cost includes work undertaken on the rail corridor prior to March 2011.

3 - 6	Infrastructure Statement 2013-14

Project Name	Estimated Total Cost / Expense Profile	Description
Opal card system	$1.2 billion (over 15 years)

Progressive trial and rollout of an easy, convenient electronic ticketing system for streamlined travelling on the public transport network in Sydney, the Blue Mountains, Central Coast, Hunter, Illawarra and the Southern Highlands.

Bus Mode Plan Implementation	Future funding requirements will be determined when a bus mode plan is finalised later this year.	Targeted bus priority infrastructure works on strategic corridors to increase timetable reliability and reduce delays.

Bus Fleet Replacement and Upgrades	$92 million (in 2013-14 only)	Measures to meet customer needs through replacing the existing bus fleet and accommodating growth in services.

3.5 International Gateways

Servicing increased air travel and container freight is critical to the New South Wales and Australian economies. Sydney Airport and Port Botany are respectively the busiest airport and second-busiest container port in the country. Together they are vital to the economic movement of freight and passengers interstate, and linking the State to international markets.

Significant growth is forecast over the next 20 years at both these facilities. A number of reports have identified that Sydney’s airport capacity is limited by current operating constraints and will therefore face challenges to meet expected medium term demand growth. While Port Botany and Sydney Airport can provide much of the required additional capacity with appropriate reforms, the Government also recognises the need to upgrade the transport links servicing these hubs to support this growth.

The following have been identified as strategic priorities for the State’s primary aviation gateways:

•	maximising the available aviation capacity at Sydney Airport

•	improved utilisation of regional airports

•	delivering improvements to the Sydney Airport precinct’s road network

•	improving public transport to Sydney Airport.

Infrastructure Statement 2013-14	3 - 7

The following have been identified as strategic priorities for the State’s sea and land gateways:

•	improving freight rail

•	upgrading major motorway connections to the Port and airport precinct

•	delivering improvements to the precinct’s road network.

The following major investments over the next five years contribute to delivering these strategic priorities.

Project Name	Estimated Total Cost / Expense Profile	Description
WestConnex Enabling Works • General Holmes Drive, Remove Rail Level Crossing (planning) • Joyce Drive, O’Riordan Street to Mill Pond Road (planning) • Mill Pond Road Widening (planning)	$282 million

Localised road efficiency upgrades to improve connectivity within the Sydney Airport and Port Botany precinct. These works will alleviate congestion in the morning and afternoon peaks.

These works include Restart NSW funding and $30 million of Federal funding contributions for General Holmes Drive.

Moorebank Intermodal Facility	n.a.

The Government is working with the Commonwealth and the private sector to develop the Moorebank intermodal site to increase the proportion of rail container freight movements. This is to support growth in freight volumes and reduce truck movements to and from the port precinct.

3.6 Regional and Interstate Transport

Given the often long distances between destinations, transport links in regional areas – particularly the road network – provide important connections for regional communities, and support regional economies by making employment and freight markets accessible. Rail also serves an important part of the regional transport task, particularly in the movement of freight, while air supports a limited but important proportion of both the passenger and freight task. Long distances, low population densities and the nature of regional employment means the demands of regional transport customers can be very different to those in metropolitan areas.

3 - 8	Infrastructure Statement 2013-14

The following measures have been identified as strategic priorities for the State’s regional and interstate transport infrastructure:

•	recognising the needs of communities

•	undertaking major investment in the road network linking the regions with Sydney and interstate destinations

•	supporting improvements on the major freight rail routes

•	upgrading regional road and rail networks

•	reserving regional transport corridors and investigating future investment requirements.

•	The following major investments over the next five years contribute to delivering these strategic priorities.

Project Name	Estimated Total Cost / Expense Profile	Description

Pacific Highway – Major Projects

•        Herons Creek to Stills Road

•        Oxley Highway to Kundabung

•        Kundabung to Kempsey

•        Frederickton to Eungai

•        Warrell Creek to Nambucca Heads

•        Nambucca Heads to Urunga

•        Coffs Harbour Bypass

•        Coffs Harbour (Sapphire) to Woolgoolga

•        Woolgoolga to Ballina (planning and preconstruction)

•        Devils Pulpit Upgrade

•        Tintenbar to Ewingsdale

Since 2008-09 the Federal and
NSW Governments have
agreed to contribute $7.92
billion towards upgrading the
Pacific Highway. NSW has
committed to funding its 20
per cent share, per the
historical 20:80 split with the
Commonwealth.

Staged upgrade to increase dual carriageway length as part of the current jointly funded program to improve travel times, road safety, freight efficiency and traffic conditions on the Pacific Highway. Some works include Federal and Restart NSW funding contributions.

Princes Highway – Major Projects

•        Princes Motorway, (Mount Ousley Road) Climbing Lanes

•        Gerringong Upgrade, Mount Pleasant to Toolijooa Road

•        Foxground and Berry Bypass, Toolijooa Road to South Berry

•        South Nowra, Kinghorne Street to Forest Road

•        Bega Bypass

	$ 1.1 billion	Upgrades to sections of the Princes Highway to improve road safety, reduce travel time and improve local amenity Some works include Federal and Restart NSW funding contributions.

Infrastructure Statement 2013-14	3 - 9

Project Name	Estimated Total Cost / Expense Profile	Description

Central Coast Roads – Major Projects

•        Central Coast Highway, Brisbane Water Drive, Manns Road Intersection Upgrade

•        Central Coast Highway, Matcham Road to Ocean View Drive

•        Pacific Highway, Railway Crescent Lisarow to Ourimbah Street, Lisarow (planning)

•        Pacific Motorway (F3) Widening, Kariong to Somersby Interchange (planning)

•        Pacific Motorway (F3) Widening, Wyong Road to Doyalson Link (planning)

•        Pacific Highway, Wyong Road Intersection Upgrade

•        Pacific Highway, Wyong Town Centre Upgrade

•        Wyong Road, Enterprise Drive Intersection Upgrade

•        Wyong Road, Mingara Drive to Tumbi Road Upgrade

$1 billion

Upgrade to key sections of the Central Coast roads network to support population growth, reduce travel times, improve safety and enhance the critical freeway link between Sydney, the Central Coast and Newcastle. Some works include Federal funding contributions.

Bridges for the Bush Program

•        Olympic Highway, Kapooka Bridge Replacement

•        Oxley Highway, Gunnedah Bridge over railway

•        Snowy Mountains Highway, Bemboka River Bridge widening

•        Kamilaroi Highway, Tulludunna Bridge replacement

•        Cobb Highway, second bridge over the Murray River (NSW contribution)

$165 million

Program to replace and upgrade bridges on key freight routes in regional NSW. These works will enable use of high productivity vehicles. Staged construction is expected to begin in 2013-14. These works now include $135 million from Restart NSW. One bridge has received a Federal funding contribution of $20 million.

New England Highway – Major Projects • Gowrie Gates, Widening Rail Underpass (planning) • Scone Rail Level Crossing (planning) • Muswellbrook Bypass (planning) • Bolivia Hill Upgrade (planning)	$210 million	Planning and investment for works to address localised impact of mining related activity. Some works include Federal funding contributions.

3 - 10	Infrastructure Statement 2013-14

Project Name	Estimated Total Cost / Expense Profile	Description

Great Western Highway and Bells Line of Road – Major Projects

•        Woodford to Hazelbrook

•        Bullaburra, Ridge Street to Genevieve Road

•        Bullaburra to Wentworth Falls, Genevieve Road to Tableland Road

•        Forty Bends Upgrade

•        Kelso, Ashworth Drive to Stockland Drive

•        Bells Line of Road Improvement Program

$ 531 million

Upgrade projects for the road network between Sydney and Central Western NSW. The Bells Line of Road Improvement Program includes safety works, realignment and improved overtaking opportunities. Some works on the Great Western Highway include Federal funding contributions. Restart NSW funds have been reserved for additional Bells Line of Road works.

Hunter Expressway	$1.7 billion	New 40 kilometre four lane freeway link between the Pacific Motorway (F3 Freeway) and the New England Highway west of Branxton. This is primarily funded by the Federal Government.

Journey Reliability	$60 million (in 2013-14)

Program of works to support road network reliability across NSW, including in regional areas. Works under this program include installation of overtaking lanes, flood mitigation and sealing of gravel roads.

Northern Sydney Freight Corridor	$1 billion	Freight improvements to the Main North Line between Strathfield and Broadmeadow. This is primarily funded by the Federal Government.

3.7 Energy

The energy industry has undergone rapid change over the last decade. Contributing factors include the shift to a largely national energy market, the influx of new technologies, the impact of climate change mitigation policies and the changing needs and behaviours of consumers. Each factor alters the energy supply mix in the State and has a different impact on State infrastructure needs.

The Government’s objective is to ensure customers have access to a secure, reliable and affordable energy supply. A number of challenges must be overcome to achieve this objective.

Infrastructure Statement 2013-14	3 - 11

Historically, the State has relied on coal-powered generation to produce about 86 per cent of its electricity needs. Other sources of energy are now more prevalent as a result of the changing policy environment. One of the main challenges for the Government is finding a way to ensure new investment in energy infrastructure produces the right mix of energy, at the right time, to meet the needs of customers.

Infrastructure NSW notes that investment in electricity networks to meet ongoing growth in peak demand, and the need to replace aged electricity network infrastructure, has led to an increase in energy costs. Additional cost impacts include an increase in renewable energy generation driven by the Renewable Energy Target and increased pressure on coal-fired generators from the carbon tax. These cost drivers have resulted in significant price increases for residential and business customers. In response, the Government has acted to put downward pressure on electricity prices through a comprehensive series of reforms. The following initiatives have been identified as strategic priorities for the State’s electricity infrastructure.

•	sale of generating facilities

•	reform of electricity networks

•	supporting the national transmission network

•	developing the State’s resources responsibly.

The following major investments over the next five years contribute to delivering these strategic priorities.

Project Name	Estimated Total Cost / Expense Profile	Description
Western Sydney Supply	$445 million	Network augmentation to accommodate load growth in the Sydney metropolitan area and to meet reliability objectives. Construction is expected to be completed in 2013-14.

City East Cable Tunnel	$185 million

Work on the new cable tunnel is being carried out in two stages. Stage 1 will involve construction of a 150 metre extension to the existing City South Cable Tunnel and Stage 2 will involve construction of the 3.2 km City East Cable Tunnel. Construction is expected to begin in 2013-14.

City East New 132/11kV Zone Substation	$140 million	Construction of a new zone substation and integrated commercial development. Work on the project began in 2011.

3 - 12	Infrastructure Statement 2013-14

3.8 Water

Urban water demand has declined in recent years, largely in response to drought and drought restrictions, and due to the success of demand management programs that made water efficiency strategies mainstream. Greater Sydney’s total drinking water demand is the same as that in the 1970s, despite a population increase of 1.3 million people.

Since drought restrictions were lifted and replaced with permanent Water Wise Rules in mid-2009, Greater Sydney has experienced two wet summers and water savings made during the drought have been retained. Similarly, across the State, demand has remained low despite the lifting of restrictions in many regions and demand has been reduced by the uptake of water efficient appliances and plumbing fixtures. This means future demand management gains and water restriction savings may be more difficult and costly to achieve, and potentially harder to estimate.

The Government will continue to improve water infrastructure so that every community has water that meets drinking water quality and effluent guidelines and has a secure, sustainable and affordable water supply.

Meeting the challenge of securing the water supply of Sydney and the regions for the long term and in drought is vital, as is protection from major flood events.

The Hawkesbury-Nepean Valley Flood Management Review is currently looking at the planning, management and response arrangements to flooding. The review will help identify whether there are opportunities to improve flood management and/or planning and will include examining the role of Warragamba Dam and how it operates during times of upstream flooding. It will also look at whether Warragamba Dam could be operated to provide flood mitigation, as well as water supply.

The following have been identified as strategic priorities for the State’s water infrastructure:

•	planning for Greater Sydney and Lower Hunter region

•	flooding and flood mitigation

•	managing the resources of the Murray Darling Basin to achieve economic, social and environmental outcomes for our basin communities

•	increasing the level of support and investment in non-metropolitan urban water supply

•	maintaining and securing infrastructure for water storage and delivery.

Infrastructure Statement 2013-14	3 - 13

The following major investments over the next five years contribute to delivering these strategic priorities.

Project Name	Estimated Total Cost / Expense Profile	Description
Growth Centre Works	$711 million

Water and wastewater system and sewerage treatment plant works over the 4 years to 2016-17 to service new urban development in Sydney’s north west and south west growth centres and a number of other minor greenfield and infill growth areas.

Priority Sewerage Program	$218 million	Works over three years to 2015-16 to provide improved wastewater services to unsewered communities in Appin, Bargo, Cowan, Buxton, Douglas Park, Galston, Glenorie, West Hoxton and Wilton.

Country Towns Water-Sewerage Program	$56 million (in 2013-14)	A grants program providing financial assistance to local water utilities to fund the capital cost of backlog water supply and sewerage infrastructure.

3.9 Health

The State health system is facing challenges to meet demand growth, driven by an ageing population, lifestyle diseases and new technologies. Average health expenditure per person over 65 years of age is four times more than for those under 65.

Meeting these challenges requires reform of health infrastructure by expanding options for procurement of services and implementing innovative models of care, with potentially significant improvement to the health sector’s productivity.

The Government holds approximately $10.5 billion in health infrastructure, including over 230 public hospitals and health services, 280 community health centres (including child health services) and 28 HealthOne facilities.

3 - 14	Infrastructure Statement 2013-14

Each public hospital in the State is governed by a Local Health District (LHD) Board or a statutory health organisation. They represent the majority of asset value and also represent the highest usage patterns of NSW Health’s physical assets. Hospitals and health services are also the most affected by change in clinical practice and in patient service demand. The following have been identified as strategic priorities for the State’s health infrastructure:

•	undertaking major new capital works including renewal and upgrade of facilities

•	progressing a range of new and innovative models of care to optimise investment

•	supporting the delivery of health services and facilities by a range of public and private providers.

The following major investments over the next five years contribute to delivering these strategic priorities.

Project Name	Estimated Total Cost / Expense Profile		Description
Northern Beaches Health Service Redevelopment	n.a.	(a)

The project will include the redevelopment and reconfiguration of Mona Vale Hospital. The Northern Beaches Health Service Redevelopment will involve a public private partnership for the design, construction and operation of a new Northern Beaches Hospital at Frenchs Forest. Site preparation at Frenchs Forest will occur in 2014 and construction is expected to start in 2015.

Lower Hunter (Maitland) Hospital	n.a.	(a)

The strategy development and detailed planning for the delivery of services across the Lower Hunter including Maitland, Cessnock and Kurri Kurri, with the key focus on future requirements for a new Maitland hospital and networked services. $ 20 million has been allocated for land purchase and planning in 2013-14.

Infrastructure Statement 2013-14	3 - 15

Project Name	Estimated Total Cost / Expense Profile	Description
Wagga Wagga Base Hospital Redevelopment	$270 million

A comprehensive redevelopment of Wagga Wagga Base Hospital is underway to deliver a new acute mental health facility in Phase 1 (end 2013) and a new acute hospital in Phases 2/3 (2014-2017). The hospital will enable contemporary models of care to be delivered and provide additional emergency capacity and operating theatres. These works include Federal funding contributions.

Blacktown-Mt Druitt Hospitals Redevelopment Stage 1	$270 million

The redevelopment will provide new services including a comprehensive cancer centre, ambulatory medical, nuclear medicine, and in-centre renal dialysis service. It will also provide additional inpatient beds and ICU, ED and oncology treatment spaces to meet growing community demand. Work began in 2012-13.

Campbelltown Hospital Redevelopment	$139 million	Campbelltown Hospital will be expanded to meet growing community demand delivering additional inpatient beds, with an expanded ED, treatment spaces, and new birthing suites. Work began in 2011-12.

Tamworth Hospital Stage 2 Redevelopment	$220 million

Provides a new acute hospital service block with expanded capacity that will support the delivery of more flexible and integrated models of inpatient and ambulatory care to meet the local community needs. Work began in 2012-13.

These works include Federal funding contributions.

3 - 16	Infrastructure Statement 2013-14

Project Name	Estimated Total Cost / Expense Profile		Description
South East Regional Hospital, Bega	$170 million

This project will deliver a new hospital in Bega. It will provide expanded medical, surgical, critical care, mental health, oral health and emergency department capacity along with new ambulatory care, rehabilitation and sub-acute mental health services. Work began in 2012-13. These works include Federal funding contributions.

Parkes and Forbes Hospitals (Lachlan Health Service)	n.a.	(a)

An integrated dual campus health service for Parkes and Forbes will be established through provision of new and refurbished health facilities. Forbes Hospital will undergo a major refurbishment and Parkes Hospital will be a new facility on a green-field site. Planning work began in 2012-13. These works include Federal funding contributions.

Byron Shire Central Hospital	n.a.	(a)

Planning is underway to review the health service delivery requirements in the Byron Shire. The planning builds on previous work with a view to establishing a Byron Shire Central Hospital to meet the future service needs of the coastal region.

Hornsby Kuring-gai Hospital rebuild/reconfiguration	$120 million

A new multi-storey development will be undertaken to improve the functionality and efficiency of health services and accommodate future stages where required. The project includes in-patient surgical units, new operating theatres and expansion space for future use. Construction is expected to begin in 2013-14.

Infrastructure Statement 2013-14	3 - 17

Project Name	Estimated Total Cost / Expense Profile	Description
Port Macquarie Hospital Expansion	$110 million

Construction of a new clinical services block to accommodate expanded inpatient and emergency services, critical care, operating theatres, day surgery and a new cardiac catheterisation service, to meet growing community demand. Work began in 2011-12. These works include Federal funding contributions.

Lismore Hospital Redevelopment 3A	$80 million

This project will deliver a new and expanded Emergency Department, Renal Dialysis Unit, Ambulatory Care Unit, and relocate Community and Primary Health services to the main hospital. Early works are expected to commence in 2013-14. These works include Federal funding contributions.

Kempsey Hospital Redevelopment	$80 million

This project will deliver contemporary and integrated health care facilities through a combination of major new build and refurbished spaces on the existing Kempsey Hospital site. Works are expected to commence in late 2013-14. These works include Federal funding contributions.

(a)	The estimated total cost has not been included due to its commercially sensitive nature.

3.10 Other significant programs

The focus of the SIS is on larger projects. However, the Government delivers social infrastructure in areas such as Education which have significant annual capital programs made up of many projects less than $100 million. All of these projects and programs are essential to support state-wide service delivery and are referenced below to recognise their part in the overall infrastructure program.

3 - 18	Infrastructure Statement 2013-14

Education and Training

Education operates as a partnership between the Australian Government, NSW Government and the private school sector. The NSW Government has responsibility for registering and regulating schools.

Improving educational outcomes contributes to economic productivity, social opportunity and is an important goal for NSW 2021. Infrastructure provision is important to achieving this goal by facilitating access to quality education services.

The Government is implementing Local Schools Local Decisions, a policy to improve teaching and learning in public schools by increasing the authority of local schools to make decisions about how they deliver education and maintain facilities for students. TAFE NSW Institutes will also have increased autonomy under the Government’s Smart and Skilled reforms. Institutes will be able to manage their businesses locally including capital planning.

The Government has $25 billion invested in public education infrastructure. This infrastructure includes 2,234 schools and 130 TAFE campuses, accommodated in over 26,000 buildings.

The government school population is expected to grow from 752,000 students in 2011 to 821,000 in 2021 – an additional 70,000 public school enrolments across the State.

While many new students will enrol at existing schools, new schools will need to be delivered over this period to cater for population growth. New schools are especially important in emerging growth areas and can influence the uptake of new housing as potential buyers consider whether a local school will be operational when they move in.

The following have been identified as strategic priorities for the State’s education infrastructure:

•	improving the way existing assets are used, providing new assets and responding to technological advances

•	implementing classroom-design and learning methods that respond to the contemporary needs of students.

The 2013-14 capital program for the Department of Education and Communities is $538 million. The following major investments over the next five years contribute to delivering these strategic priorities.

Infrastructure Statement 2013-14	3 - 19

Project Name	Estimated Total Cost / Expense Profile	Description

Schools – major works starting in 2013-14

•      New Schools: Spring Farm, The Ponds, and Lower North Shore.

•      Existing Schools: Artarmon PS, Harbord PS, Lane Cove West PS, Chatswood PS, Rutherford HS, Parry School for Specific Purposes, Yeoval Central School, and Mowbray PS.

$103 million

Three new schools in new locations to meet the growth in student numbers. Additions and upgrades at eight existing schools to meet the growth in student numbers and/or to improve school facilities, and an ICT project.

TAFE – major works starting 2013-14	$74 million	Additions and upgrades at existing colleges and campuses and an ICT project, to support improving students’ workforce skills.

Arts, Recreation and the Visitor Economy

Our arts and recreational facilities support a vibrant and creative New South Wales. Cultural and sporting institutions attract and retain the people and skills that the State needs to compete in the global economy. New South Wales supports over 600 galleries, museums, cultural institutions, theatres, libraries, venues and conservatoriums in metropolitan and regional centres.

New South Wales has the strongest arts and cultural sector in Australia and is home to almost 40 per cent of Australia’s creative industries and a third of Australia’s creative industries employment. The sector accounts for approximately five per cent of the State’s employment, making a vital and growing contribution to the State’s economy with a total income of more than $2.3 billion per annum. Sydney has Australia’s largest creative community across fields including music, film, theatre, dance, visual arts, museums, literature and festival events. Ten of the 28 major performing arts groups in Australia are located within the State.

Our institutions – including the Art Gallery of New South Wales, the State Library of New South Wales, the Australian Museum, the Museum of Applied Arts and Sciences and the Sydney Opera House – support the regions through lending and touring collections, offsite presentations, educational programs and online access to resources and digitised collections.

The Government recognises that adequate access to high quality cultural, recreational and visitor infrastructure is vital to a well-functioning society.

3 - 20	Infrastructure Statement 2013-14

The following have been identified as strategic priorities for the State’s arts and recreation infrastructure:

•	implementing the Government’s response to the Visitor Economy and Creative Industries Taskforces

•	revitalising and expanding the State’s existing cluster of world-class cultural institutions and attractions through the development of an Arts and Cultural Ribbon

•	supporting regional arts, recreation and the visitor economy

•	implementing the Government’s Stadia Strategy.

The following major investments over the next five years contribute to delivering these strategic priorities.

Project Name	Estimated Total Cost / Expense Profile	Description
Sydney International Convention, Entertainment and Exhibition Precinct and Hotel	$1.1 billion capital cost

The Government is partnering with Darling Harbour Live – a consortium including global companies Lend Lease, Capella Capital, AEG Ogden and Spotless – to redevelop a 20-hectare precinct at Darling Harbour. Through a PPP, Darling Harbour Live has been contracted to design, build, finance, operate and maintain Australia’s largest and first fully integrated convention, exhibition and entertainment facility. Construction begins in December 2013.

Sydney Cricket Ground – Stage 2 Redevelopment	$198 million	This stage of major redevelopment involves replacing the Noble, Bradman and Messenger stands to provide state-of-the-art amenities for spectators. Work began in 2011.

Infrastructure Statement 2013-14	3 - 21

Justice

The Government has about $5 billion invested in the justice sector, mainly in buildings, including correctional centres for adults, detention centres for juvenile offenders, police and emergency services facilities and court and tribunal facilities. Existing infrastructure generally meets capacity requirements with some constraints at individual facilities.

Some major upgrade programs have recently been completed or will be completed soon, including the 1,000 Beds for Corrective Services initiative, a 10-year program of court upgrades due to finish by June 2015, and a series of police station upgrades to be completed in 2016.

Trends across the sector mean demand for services is less dependent on physical facilities. ICT is enhancing access to services with less need for physical presence – for example, video conferencing can be used for bail hearings.

The primary drivers for future capital expenditure are the need to upgrade some existing facilities to meet standards, investment in facilities that support new service delivery models and ongoing roll-out and upgrades to ICT. Some major ICT initiatives have whole-of-sector application, for example the Joined up Justice project.

Levels of infrastructure investment over the next ten years are expected to be less than over the previous decade, partly due to a shift away from expanding capacity and partly because existing programs to deliver upgrades and new facilities are nearing completion. Some ongoing upgrade programs will be proposed and investment will need to address maintenance pressures.

The following have been identified as strategic priorities for the State’s justice infrastructure:

•	leveraging greater value from the existing infrastructure investment

•	developing a more comprehensive asset disposal strategy.

The following major investments over the next five years contribute to delivering these strategic priorities.

Project Name	Estimated Total Cost / Expense Profile	Description
Court Upgrade Program	$183 million	Improved facilities for all court users including audio visual links. Work is continuing in 2013-14.

Newcastle Justice Precinct	$92 million	A new 10 court facility improving services for both legal professionals and the community. Work began in 2010-11.

3 - 22	Infrastructure Statement 2013-14

Housing

The Government’s investment in social housing supports the following NSW 2021 goals:

•	better protect the most vulnerable members of our community

•	break the cycle of disadvantage

•	increase opportunities for people with a disability by providing housing that meets their individual needs and help them realise their potential.

The following major investments in 2013-14 contribute to delivering the State’s strategic priorities.

Project Name	Estimated Total Cost / Expense Profile	Description
Upgrading existing public housing	$158 million	Planned work and improvements to maintain the Land and Housing Corporation public housing portfolio.

Social Housing New Supply Program	$119 million	Construction activity will result in commencement of 276 social housing dwellings and completion of 379 dwellings.

Infrastructure Statement 2013-14	3 - 23

Chapter 4: General Government Sector Projects

4.1 General Government Sector Projects

The Legislature

The Legislature	4 - 5

Attorney General and Justice

Department of Attorney General and Justice	4 - 6
Department of Rural Fire Service	4 - 7
Fire and Rescue NSW	4 - 8
Ministry for Police and Emergency Services	4 - 9
NSW Police Force	4 - 10
State Emergency Service	4 - 12
NSW Trustee and Guardian	4 - 12
Information and Privacy Commission	4 - 13
Legal Aid Commission of New South Wales	4 - 13
New South Wales Crime Commission	4 - 13
Judicial Commission of New South Wales	4 - 13
Office of the Director of Public Prosecutions	4 - 13

Education and Communities

Department of Education and Communities	4 - 14
Office of the Board of Studies	4 - 20
Sydney Olympic Park Authority	4 - 20
Community Relations Commission of New South Wales	4 - 20

Family and Community Services

Department of Family and Community Services	4 - 21
Aboriginal Housing Office	4 - 22
NSW Businesslink Pty Limited	4 - 23
Home Care Service of New South Wales	4 - 24

Finance and Services

Department of Finance and Services	4 - 25
Government Property NSW	4 - 27
Motor Accidents Authority	4 - 27
NSW Self Insurance Corporation	4 - 27
State Records Authority of New South Wales	4 - 27
WorkCover Authority	4 - 27
Workers’ Compensation (Dust Diseases) Board	4 - 27

Health

Ministry of Health	4 - 28
Health Care Complaints Commission	4 - 33

Infrastructure Statement 2013-14	4 - 1

Premier and Cabinet

Department of Premier and Cabinet	4 - 34
Environment Protection Authority	4 - 36
Royal Botanic Gardens and Domain Trust	4 - 36
Barangaroo Delivery Authority	4 - 37
Centennial Park and Moore Park Trust	4 - 37
Western Sydney Parklands Trust	4 - 38
Department of Planning and Infrastructure	4 - 39
Independent Commission Against Corruption	4 - 40
New South Wales Electoral Commission	4 - 40
Ombudsman’s Office	4 - 41
Public Service Commission	4 - 41
Natural Resources Commission	4 - 41
Historic Houses Trust of New South Wales	4 - 41
Minister Administering the Environmental Planning and Assessment Act	4 - 41
UrbanGrowth NSW Development Corporation	4 - 41
Audit Office of New South Wales	4 - 41
Independent Pricing and Regulatory Tribunal	4 - 41
Police Integrity Commission	4 - 41

Trade and Investment, Regional Infrastructure and Services

Department of Trade and Investment, Regional Infrastructure and Services	4 - 42
Art Gallery of New South Wales	4 - 43
Destination NSW	4 - 43
Museum of Applied Arts and Sciences	4 - 44
State Library of New South Wales	4 - 44
Independent Liquor and Gaming Authority	4 - 45
New South Wales Rural Assistance Authority	4 - 45
Australian Museum	4 - 45
Catchment Management Authorities	4 - 45
New South Wales Film and Television Office	4 - 45
NSW Food Authority	4 - 45

Transport

Transport for NSW	4 - 46
Roads and Maritime Services	4 - 47
Independent Transport Safety Regulator	4 - 56
Office of Transport Safety Investigations	4 - 56

Treasury

The Treasury	4 - 57
Crown Finance Entity	4 - 57
Long Service Corporation	4 - 57

Advance to the Treasurer	4 - 58

4 - 2	Infrastructure Statement 2013-14

Table 4.1	Infrastructure Investment by General Government Agencies (a)

	Capital Expenditure
Agency	2012-13 Budget $m	2012-13 Revised $m	2013-14 Budget $m	Variation(b) %
The Legislature
The Legislature	6.2	6.0	12.1	102.8

Attorney General and Justice
Department of Attorney General and Justice	197.9	182.9	210.5	15.1
Department of Rural Fire Service	9.9	9.9	12.0	21.3
Fire and Rescue NSW	48.5	54.5	63.1	15.9
Ministry for Police and Emergency Services	0.2	0.1	0.6	866.7
NSW Police Force	152.0	144.9	146.3	1.0
State Emergency Service	6.7	6.7	10.3	53.7
NSW Trustee and Guardian	7.1	6.7	9.4	39.2
Information and Privacy Commission	0.2	0.3	0.2	(44.0)
Legal Aid Commission of New South Wales	4.4	4.4	4.4	(1.1)
New South Wales Crime Commission	1.5	0.7	4.5	523.4
Judicial Commission of New South Wales	0.2	0.1	0.2	66.7
Office of the Director of Public Prosecutions	1.4	1.4	2.9	110.8

Education and Communities
Department of Education and Communities	543.3	551.7	537.8	(2.5)
Office of the Board of Studies	2.6	3.1	1.9	(39.5)
Sydney Olympic Park Authority	9.9	11.3	16.6	46.5
Community Relations Commission of New South Wales	0.2	0.2	0.2	(5.7)

Family and Community Services
Department of Family and Community Services	195.4	135.9	172.7	27.1
Aboriginal Housing Office	32.8	31.2	49.0	57.0
NSW Businesslink Pty Ltd	66.4	31.1	51.9	66.8
Home Care Service of New South Wales	3.0	0.6	3.0	435.7

Finance and Services
Department of Finance and Services	334.8	309.3	343.7	11.1
Government Property NSW	27.0	25.3	21.7	(14.3)
Motor Accidents Authority	2.7	0.7	2.3	225.6
NSW Self Insurance Corporation	0.2	0.2	0.2	(11.2)
State Records Authority of New South Wales	1.2	1.2	0.3	(70.9)
WorkCover Authority	11.0	3.0	11.0	266.7
Workers’ Compensation (Dust Diseases) Board	0.3	0.3	0.1	(56.0)

Health
Ministry of Health	1,004.5	1,630.1	1,166.8	(28.4)
Health Care Complaints Commission	0.5	0.5	0.3	(41.5)

Infrastructure Statement 2013-14	4 - 3

Agency	Capital Expenditure
	2012-13 Budget $m	2012-13 Revised $m	2013-14 Budget $m	Variation(b) %
Premier and Cabinet
Department of Premier and Cabinet	50.2	74.1	98.9	33.4
Environment Protection Authority	0.2	0.5	3.4	576.8
Royal Botanic Gardens and Domain Trust	18.5	17.8	19.1	7.3
Barangaroo Delivery Authority	57.0	59.1	96.4	63.3
Centennial Park and Moore Park Trust	5.0	5.9	11.4	92.6
Western Sydney Parklands Trust	8.3	8.3	14.2	72.1
Department of Planning and Infrastructure	7.5	2.5	5.5	119.8
Independent Commission Against Corruption	2.4	1.3	10.6	731.6
New South Wales Electoral Commission	4.2	1.5	6.2	314.4
Ombudsman’s Office	0.3	0.7	1.4	96.0
Public Service Commission	1.8	2.2	1.4	(38.6)
Natural Resources Commission	—	—	0.1	—
Historic Houses Trust of New South Wales	1.0	1.4	1.0	(29.9)
Minister Administering the Environmental Planning and Assessment Act	75.0	30.5	25.0	(17.9)
UrbanGrowth NSW Development Corporation	4.0	4.0	1.3	(68.5)
Audit Office of New South Wales	5.7	3.9	3.5	(8.8)
Independent Pricing and Regulatory Tribunal	0.2	0.3	0.2	(35.7)
Police Integrity Commission	1.8	1.1	1.8	63.6

Trade and Investment, Regional Infrastructure and Services
Department of Trade and Investment, Regional Infrastructure and Services	59.8	53.2	50.4	(5.2)
Art Gallery of New South Wales	5.2	6.0	5.2	(13.6)
Destination NSW	3.2	0.3	3.2	922.6
Museum of Applied Arts and Sciences	5.8	5.5	18.5	234.7
State Library of New South Wales	23.8	24.6	18.0	(26.9)
Independent Liquor and Gaming Control Authority	0.1	0.1	0.1	—
New South Wales Rural Assistance Authority	0.1	0.1	0.1	—
Australian Museum	3.3	3.4	3.3	(0.8)
Catchment Management Authorities	0.3	0.4	0.3	(17.9)
New South Wales Film and Television Office	0.2	0.2	0.04	(74.0)
NSW Food Authority	1.5	1.5	1.5	—

Transport
Transport for NSW	407.9	1,575.9	2,618.8	66.2
Roads and Maritime Services	2,805.6	2,974.8	3,167.8	6.5
Independent Transport Safety Regulator	0.1	0.1	0.1	—
Office of Transport Safety Investigations	0.02	0.02	0.02	—

Treasury
The Treasury	0.4	0.4	2.4	535.1
Crown Finance Entity	0.5	0.5	20.5	4,000.0
Long Service Corporation	0.4	0.3	0.3	(13.8)
Advance to the Treasurer	135.0	5.0	30.0

Total	6,368.3	8,021.7	9,097.9	13.4

(a)	General government sector investment published in Table 1.1 may not sum to the totals of agency programs published in Table 4.1. The difference represents the capitalising of some wage costs in the sector.
(b)	The percentage variation from 2012-13 Revised to the 2013-14 Budget.

4 - 4	Infrastructure Statement 2013-14

The Legislature

The Legislature

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Electrical Distribution System Refurbishment	Sydney	2013	2014	905		905

Fire and Smoke System Upgrade	Sydney	2013	2016	2,995		600

Library and Records Repository Refurbishment	Sydney	2013	2014	2,590		2,590

Parliament House Level 7 Kitchen Refurbishment	Sydney	2013	2014	2,138		2,138

Total new works						6,233

Work-In-Progress

Corporate Accommodation for Parliament House	Sydney	2012	2015	5,798	722	2,178

Member Self-service System	Sydney	2012	2014	335	90	245

Total work-in-progress						2,423

Total, Major Works						8,656

Minor Works						3,477

Total, The Legislature						12,133

Infrastructure Statement 2013-14	4 - 5

Attorney General and Justice

Department of Attorney General and Justice

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Bail Act Reform	Sydney	2013	2014	5,625		5,625

Electronic Indictments	Sydney	2013	2014	3,450		3,450

Total new works						9,075

Work-In-Progress

Client Information Management System Upgrade	Haymarket	2010	2014	7,041	6,603	438

Cobham Juvenile Justice Centre Upgrade	St Marys	2009	2014	40,255	38,452	1,803

Coffs Harbour Justice Precinct	Coffs Harbour	2011	2016	53,800	8,101	19,500

Court Upgrade Program (including JusticeLink Project)	Various	2002	2015	182,743	153,035	21,376

Forum Sentencing Facilities	Various	2008	2014	1,070	275	795

Hornsby Courthouse Upgrade	Hornsby	2012	2014	5,750	60	5,690

Inmate Escort Vehicles	Silverwater	2005	2014	9,230	7,722	1,508

John Maddison Tower (Downing Centre) Refurbishment	Sydney	2010	2015	27,320	14,521	5,000

Joined Up Justice - Police Phase 2	Sydney	2012	2014	9,000	3,750	5,250

Jury Management System	Sydney	2012	2014	4,200	1,200	3,000

Justice Infrastructure Renewal Program	Parramatta	2012	2014	11,000	5,000	6,000

Justice Shared Corporate Services	Sydney	2012	2017	46,270	3,148	7,822

Newcastle Justice Precinct	Newcastle	2010	2015	92,150	24,228	62,945

Redevelopment of Riverina Juvenile Justice Centre	Wagga Wagga	2008	2014	29,388	28,609	779

4 - 6	Infrastructure Statement 2013-14

Attorney General and Justice

Department of Attorney General and Justice (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Reducing Recidivism - Support Systems	Various	2011	2014	5,000	2,500	2,500

Wagga Wagga Courthouse Upgrade	Wagga Wagga	2012	2015	17,229	945	6,572

Wollongong Courthouse Upgrade	Wollongong	2012	2015	11,960	810	4,282

Total work-in-progress						155,260

Total, Major Works						164,335

Minor Works						46,200

Total, Department of Attorney General and Justice						210,535

Department of Rural Fire Service

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Medium Utility Helicopter	Bankstown Aerodrome	2014	2014	—		—

Total new works

Total, Major Works

Minor Works

Total, Department of Rural Fire Service (a)						11,963

(a)	The allocation between major and minor works has not been included due to commercial sensitivity.

Infrastructure Statement 2013-14	4 - 7

Attorney General and Justice

Fire and Rescue NSW

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Ballina Land and New Station	Ballina	2013	2016	3,815		675

Barraba New Station	Barraba	2013	2014	852		852

Head Office Relocation	Various	2013	2014	15,022		8,229

Lambton/New Lambton Land and New Station	New Lambton	2013	2017	4,600		700

Merriwa Major Renovation	Merriwa	2013	2014	550		550

Picton New Station	Picton	2013	2015	2,350		1,200

Rutherford Land and New Station	Rutherford	2013	2017	4,200		485

Shared Zone Area Offices Renovations	Various	2013	2016	1,300		300

South Windsor (McGraths Hill) Land and New Station	McGraths Hill	2013	2016	3,100		1,000

Wallerawang New Station	Wallerawang	2013	2014	800		800

Total new works						14,791

Work-In-Progress

Albion Park New Station	Albion Park	2013	2014	2,500	210	2,290

Cardiff Major Station Renovation	Cardiff	2011	2014	2,400	319	2,081

Dunheved Land and New Station	Dunheved	2013	2016	3,800	615	200

Enterprise Asset Management ICT System (SAP Fleet)	Various	2013	2015	10,812	3,725	6,155

Gordon Station Renovation	Gordon	2013	2014	1,400	150	1,250

Maryland (Newcastle) New Station	Maryland	2013	2016	3,600	23	800

Port Macquarie New Station	Port Macquarie	2011	2015	3,900	406	1,884

4 - 8	Infrastructure Statement 2013-14

Attorney General and Justice

Fire and Rescue NSW (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Replacement of Fire Appliances	Various	2011	2017	79,299	18,950	12,000

Replacement of Radios and Portable Receivers	Various	2012	2017	17,443	8,978	2,316

Salamander Bay New Station	Salamander Bay	2012	2014	2,500	487	1,413

Springwood Major Renovation	Springwood	2012	2013	1,922	1,043	879

Terrigal New Station	Terrigal	2012	2013	1,000	424	576

Yennora Land and New Station	Yennora	2013	2015	3,600	750	300

Total work-in-progress						32,144

Total, Major Works						46,935

Minor Works						16,178

Total, Fire and Rescue NSW						63,113

Ministry for Police and Emergency Services

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Office Accommodation	Unknown	2014	2014	580		580

Total new works						580

Total, Major Works						580

Total, Ministry for Police and Emergency Services						580

Infrastructure Statement 2013-14	4 - 9

Attorney General and Justice

NSW Police Force

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Counter Terrorism Helicopter	Bankstown	2013	2015	16,100		4,830

COPS Phase 3 Technical Migration	Parramatta	2013	2016	44,848		9,829

Digital Storage Solution	Parramatta	2013	2016	2,987		1,120

Enhanced DNA Testing	Various	2013	2014	700		700

Firearms Licensing System	Various	2013	2016	5,000		1,000

Government Information Access Application Management System	Parramatta	2013	2015	746		578

PhotoTrac Composite ID	Parramatta	2013	2014	639		639
Radio Communication Maintenance Program Phase 6	Various	2013	2014	9,900		9,900
Voice Infrastructure Migration and Data Network Upgrade	Parramatta	2013	2017	20,502		2,587

Total new works						31,183

Work-In-Progress

Coffs Harbour Police Station	Coffs Harbour	2009	2016	20,083	1,261	9,915

Digital Closed Circuit TV in Police Station Charge Areas	Various	2010	2014	23,500	23,240	260

Disaster Recovery for Legacy Systems	Parramatta	2012	2016	2,000	500	500

Enterprise Resource Planning Upgrade	Parramatta	2011	2014	3,019	2,967	52

Hazardous Materials Management Program	Various	2011	2017	83,063	27,085	17,187

I - Learn Facilities Management Phase 2	Goulburn	2012	2014	2,500	1,500	1,000

Joined Up Justice - Police Phase 2	Parramatta	2012	2014	4,134	2,998	1,136

4 - 10	Infrastructure Statement 2013-14

Attorney General and Justice

NSW Police Force (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Lake Macquarie Local Area Command	Various	2011	2016	21,506	944	8,000

Liverpool Police Station	Liverpool	2009	2016	22,000	100	5,000

Livescan Hardware Refurbishment	Various	2011	2014	4,079	2,160	1,919

Manly Police Station	Manly	2009	2015	5,000	10	1,000

Mobile Data Terminal Replacement	Various	2011	2015	5,500	3,520	400

Moree Police Station	Moree	2009	2014	17,789	16,100	1,689

Parkes Police Station	Parkes	2010	2014	14,083	13,229	854

Police Transport Command Fit-out and Equipment	Various	2011	2014	11,474	6,083	5,391

Prisoner Handling Upgrades at 14 Locations	Various	2009	2014	19,482	17,968	1,514

Prisoner Transport Vehicles	Various	2011	2014	2,041	489	1,552

Riverstone Police Station	Riverstone	2008	2015	17,280	3,070	10,974

Surveillance Equipment Replacement	Various	2012	2016	1,490	417	432

Tweed Heads Police Station	Tweed Heads	2009	2017	22,518	1,587	5,000

Upgrade of Information Technology Equipment Phase 2	Various	2010	2014	42,999	34,569	8,430

Walgett Police Station	Walgett	2010	2015	16,068	1,585	4,609

Total work-in-progress						86,814

Total, Major Works						117,997

Minor Works						28,288

Total, NSW Police Force						146,285

Infrastructure Statement 2013-14	4 - 11

Attorney General and Justice

State Emergency Service

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Replacement of Major Communications Equipment	Various	2013	2018	31,681		3,396

Total new works						3,396

Work-In-Progress

Centrally Managed Operational Vehicle Fleet	Various	2012	2017	24,488	4,008	3,890

Flood Rescue Marine Craft and Equipment	Various	2012	2017	1,400	160	310

Total work-in-progress						4,200

Total, Major Works						7,596

Minor Works						2,742

Total, State Emergency Service						10,338

NSW Trustee and Guardian

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Blacktown Office Fit-out	Blacktown	2013	2015	385		100

Chatswood Office Fit-out	Chatswood West	2013	2016	800		45

Penrith Office Fit-out	Penrith	2013	2014	500		500

SAP Financial System	Parramatta	2014	2017	3,480		2,580

Total new works						3,225

4 - 12	Infrastructure Statement 2013-14

Attorney General and Justice

NSW Trustee and Guardian (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Work-In-Progress

New Client Management System	Sydney	2010	2017	8,645	2,505	2,500

O’Connell Street Office Upgrade	Sydney	2012	2017	9,129	223	2,181

Total work-in-progress						4,681

Total, Major Works						7,906

Minor Works						1,485

Total, NSW Trustee and Guardian						9,391

The following agencies have a Minor Works Program only.

Information and Privacy Commission						150
Legal Aid Commission of New South Wales						4,350
New South Wales Crime Commission						4,482
Judicial Commission of New South Wales						150
Office of the Director of Public Prosecutions						2,884

Infrastructure Statement 2013-14	4 - 13

Education and Communities

Department of Education and Communities

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

School Education Services

Major Works

New Works (a)

Lower North Shore Public School (new school)	Lower North Shore area	2013	2016	—		—

Centre for Education Statistics and Evaluation Implementation Project	Various	2013	2015	—		—

Mowbray Public School Upgrade	Lane Cove North	2013	2016	—		—

Northern Sydney Primary Schools Upgrade Stage 1	Various	2013	2014	—		—

Parry School for Specific Purposes - Relocation	West Tamworth	2013	2016	—		—

Rutherford High School Upgrade and Maitland Tutorial Centre Relocation	Rutherford	2013	2016	—		—

Spring Farm Public School (new school)	Spring Farm	2013	2016	—		—

The Ponds Public School (new school)	The Ponds	2013	2015	—		—

Yeoval Central School Upgrade	Yeoval	2013	2016	—		—

Total new works				103,438		24,704

Work-In-Progress (a)

Bass School for Specific Purposes (new school)	Bass Hill	2011	2014	14,364	10,608	3,756

Cabramatta High School Upgrade - Stage 2	Cabramatta	2010	2013	6,550	4,631	1,919

Cabramatta High School Upgrade - Stage 3	Cabramatta	2011	2014	—	531	—

Cairnsfoot School for Specific Purposes - Relocation	Arncliffe	2008	2015	—	1,177	—

4 - 14	Infrastructure Statement 2013-14

Education and Communities

Department of Education and Communities (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Canada Bay Area Public School (new school)	Concord West	2012	2015	—	1,747	—

Clarke Road School Upgrade	Hornsby	2010	2013	10,518	10,268	250

Collarenebri Central School Upgrade	Collarenebri	2012	2015	—	748	—

Connected Communities Program	Various	2012	2015	10,000	700	5,000

Denison College of Secondary Education Bathurst High Campus Upgrade and New Gym	Bathurst	2012	2015	—	739	—

Electronic Document and Record Management System	Various	2009	2013	4,481	4,112	369

Georges River College Peakhurst Campus - New Gym	Peakhurst	2012	2014	5,761	503	3,263

Gosford Public School - Relocation	Gosford	2011	2014	20,500	11,509	8,991

Hurstville Public School Upgrade	Hurstville	2011	2014	6,908	5,916	992

Illawarra Industry Training College	Wollongong	2010	2014	5,581	3,821	1,760

Killara High School - New Classrooms	Killara	2012	2015	7,956	738	4,896

Lake Cathie Public School (new school)	Lake Cathie	2012	2015	—	245	—

Learning Management and Business Reform Project	Various	2010	2014	155,599	126,415	29,184

Nepean Creative and Performing Arts High School - New Performing Arts Facility	Emu Plains	2011	2013	4,578	4,478	100

Infrastructure Statement 2013-14	4 - 15

Education and Communities

Department of Education and Communities (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Oran Park Public School (new school)	Oran Park	2011	2014	15,539	7,993	7,546

The Ponds High School (new school)	The Ponds	2012	2015	—	2,000	—

The Ponds School for Specific Purposes (new school)	The Ponds	2012	2015	—	825	—

Ulladulla High School Upgrade - Stage 3	Ulladulla	2010	2013	10,782	10,479	303

Wangee Park School - Relocation	Lakemba	2012	2015	10,143	673	4,164

Wentworth Point Public School (new school)	Wentworth Point	2012	2016	—	100	—

Total work-in-progress						128,300

Total, Major Works						153,004

National Partnership Programs

Building the Education Revolution - Primary Schools for the 21st Century						50,512

National Solar Schools Program						159

Trade Training Centres						12,749

Total, National Partnership Programs						63,420

Minor Works

School Infrastructure Upgrades						136,528

Technology for Learning and ICT						61,400

Other Minor Works						6,398

Total, Minor Works						204,326

Total, School Education Services						420,750

4 - 16	Infrastructure Statement 2013-14

Education and Communities

Department of Education and Communities (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

TAFE Education Services

Major Works

New Works (a)

Mudgee TAFE - Consolidation	Mudgee	2013	2016	—		—

Nepean College Kingswood TAFE - Stage 5	Kingswood	2013	2015	—		—

TAFE Handbook on Web External (HOWEX) System Redevelopment	Various	2013	2015	—		—

Ultimo TAFE - Client Services, Tertiary Pathways and Building W Upgrade	Ultimo	2013	2016	—		—

Ultimo TAFE - New Fashion Design Studio	Ultimo	2013	2016	—		—

Ultimo TAFE - Relocation of Building U	Ultimo	2013	2016	—		—

Wetherill Park TAFE - New Transport Engineering Technology Centre	Wetherill Park	2013	2016	—		—

Wollongbar TAFE - Student Services Centre	Wollongbar	2013	2014	—		—

Young TAFE - New Facilities	Young	2013	2016	—		—

Total new works				74,009		15,926

Work-In-Progress (a)

Albury TAFE - New Connected Learning Facilities	Albury	2011	2014	7,082	2,839	4,243

Cooma TAFE - Carpentry and Joinery Workshop and Student Support Facility	Cooma	2012	2014	—	310	—

Infrastructure Statement 2013-14	4 - 17

Education and Communities

Department of Education and Communities (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Enmore TAFE - Design Centre Upgrade	Enmore	2011	2014	4,190	1,701	2,489

Granville TAFE - Meat and Allied Trades Upgrade	Granville	2012	2014	—	220	—

Kingscliff TAFE - Refurbishment	Kingscliff	2011	2014	9,799	3,765	6,034

Kurri Kurri TAFE - Plant and Heavy Vehicle Training Centre	Kurri Kurri	2012	2014	—	546	—

Learning Management and Business Reform Project	Various	2010	2014	38,004	35,627	2,377

Lidcombe TAFE - Campus Upgrade	Lidcombe	2011	2014	6,498	3,333	3,165

Maitland TAFE - Centre for Dry Wall Plastering and Associated Trades	Maitland	2011	2014	8,476	2,246	6,230

Nepean College Kingswood TAFE - Health and Support Services Facilities	Kingswood	2012	2015	—	530	—

Nirimba TAFE - Refurbishment	Quakers Hill	2011	2014	—	1,948	—

North Sydney TAFE - Campus Redevelopment Stage 3	St Leonards	2011	2014	7,195	3,150	4,045

North Sydney TAFE - Dunbar Building Refurbishment- Stage 2	St Leonards	2012	2014	—	320	—

Orange TAFE - Aboriginal Training Centre	Orange	2011	2014	4,198	3,536	662

TAFE Virtual Desktop Infrastructure Upgrade	Various	2012	2014	4,675	2,975	1,700

TAFE eLearning Systems 2012-13	Various	2012	2014	2,700	2,185	515

Tamworth TAFE - Community Services, Health, Plumbing and Disabilities Facilities	Tamworth	2012	2015	—	540	—

Tamworth TAFE - New Indigenous Learning Centre	Tamworth	2011	2014	5,099	2,951	2,148

4 - 18	Infrastructure Statement 2013-14

Education and Communities

Department of Education and Communities (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Taree TAFE - Facilities Upgrade	Taree	2012	2015	—	190	—
Ultimo TAFE - Infrastructure Sustainability Stage 3	Ultimo	2010	2013	9,403	8,977	426

Total work-in-progress						74,731

Total, Major Works						90,657

Minor Works						16,442

Total, TAFE Education Services						107,099

Office of Communities

Major Works

New Works (a)
Children’s Guardian - Accreditation of Out of Home Care providers (b)	Various	2013	2016	—		1,371

Total new works				—		1,371

Work-In-Progress

Jindabyne Sport and Recreation Centre Upgrade	Jindabyne	2012	2014	1,738	1,428	310

Total work-in-progress						310

Total, Major Works						1,681

Minor Works						8,266

Total, Office of Communities						9,947

Total, Department of Education and Communities						537,796

(a)	The estimated total cost and 2013-14 expenditure for new works and work in progress (which are yet to be tendered) have not been included due to their commercially sensitive nature.
(b)	The Children’s Guardian is being transferred to the Family and Community Services Cluster.

Infrastructure Statement 2013-14	4 - 19

Education and Communities

Office of the Board of Studies

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

Work-In-Progress

Examination System Applications Development	Sydney	2009	2015	2,291	1,619	332

IBM iSeries Server	Sydney	2010	2014	5,036	3,956	1,080

ICT Replacement Program	Sydney	2009	2015	3,729	2,659	473

Total work-in-progress						1,885

Total, Major Works						1,885

Total, Office of the Board of Studies						1,885

Sydney Olympic Park Authority

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

Work-In-Progress

Developer Funded Precinct Improvements	Sydney Olympic Park	2006	2017	46,521	20,113	9,780

Total work-in-progress						9,780

Total, Major Works						9,780

Minor Works						6,803

Total, Sydney Olympic Park Authority						16,583

The following agency has a Minor Works Program only.

Community Relations Commission of New South Wales						150

4 - 20	Infrastructure Statement 2013-14

Family and Community Services

Department of Family and Community Services

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Accommodation for People with a Disability

Fire and Building Safety Mitigation	Various	2013	2017	53,897		16,160

Total new works						16,160

Work-In-Progress

Accommodation for People with a Disability

Riverside Centre Redevelopment	Various	2010	2015	30,082	7,726	19,921

Child Protection IT System Improvements

Caseworker Workload Management	Ashfield	2012	2014	1,161	516	645

Non Government Organisation Portal	Ashfield	2010	2014	4,257	1,326	2,931

Child Protection IT System Improvements - Keep Them Safe

Electronic Document and Records Management System	Ashfield	2010	2014	4,000	2,319	1,681

Indigenous Children and Family Centres

Indigenous Children and Family Centres	Various	2010	2015	30,686	19,381	9,204

Stronger Together 2 Accommodation for People with a Disability

Large Residential Centre Redevelopments - Metro	Various	2010	2015	117,900	43,432	41,300

Large Residential Centre Redevelopments - Non Government Organisation	Various	2011	2018	87,802	7,192	4,792

Infrastructure Statement 2013-14	4 - 21

Family and Community Services

Department of Family and Community Services (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Large Residential Centre Redevelopments - Stockton	Various	2011	2016	13,070	10,252	174

Supported Accommodation	Various	2010	2016	200,400	69,863	44,574

Total work-in-progress						125,222

Total, Major Works						141,382

Minor Works						31,367

Total, Department of Family and Community Services						172,749

Aboriginal Housing Office

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Aboriginal Housing - New Supply	Various	2013	2014	11,471		11,471

National Partnership - Remote Indigenous Housing New Supply and Employment Related Accommodation	Various	2013	2014	36,597		34,047

Total new works						45,518

4 - 22	Infrastructure Statement 2013-14

Family and Community Services

Aboriginal Housing Office (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Work-In-Progress

Aboriginal Housing - New Supply	Various	2011	2014	5,839	4,310	1,529

National Partnership - Remote Indigenous Housing New Supply and Employment Related Accommodation	Various	2011	2014	10,273	8,778	1,495

Total work-in-progress						3,024

Total, Major Works						48,542

Minor Works						500

Total, Aboriginal Housing Office						49,042

NSW Businesslink Pty Limited

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

Work-In-Progress

Computers and Printers Managed Service	Liverpool	2010	2014	19,241	13,388	5,853

Enhanced Data Storage and Backup	Liverpool	2009	2015	19,824	7,324	4,200

Refresh and Growth in IT Services Infrastructure	Liverpool	2009	2015	53,920	25,348	14,773

Infrastructure Statement 2013-14	4 - 23

Family and Community Services

NSW Businesslink Pty Limited (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Call Centre Consolidation	Liverpool	2011	2014	4,733	1,192	2,968
Data Centre Consolidation	Liverpool	2011	2014	6,000	1,415	4,345
Goods and Services Sourcing to Payment System	Liverpool	2012	2014	11,070	650	10,420
Single Enterprise Resource Planning System	Liverpool	2011	2014	21,649	8,415	8,656

Total work-in-progress						51,215

Total, Major Works						51,215

Minor Works						718

Total, NSW Businesslink Pty Limited						51,933

The following agency has a Minor Works Program only.

Home Care Service of New South Wales						3,000

4 - 24	Infrastructure Statement 2013-14

Finance and Services

Department of Finance and Services

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Cadastral 2020	Sydney	2013	2017	6,727		1,250

Consolidation of ServiceFirst Telephony Infrastructure	Sydney	2013	2015	1,848		1,055

Conversion of State Forests Parcels to Torrens Title	Sydney	2013	2014	2,160		2,160

Data Centre Consolidation Acceleration Program	Sydney	2013	2017	9,900		6,525

Electronic Data Processing Improvement	Sydney	2013	2014	4,500		4,500

Government Property Register	Sydney	2013	2014	600		600

Government Radio Network Core Upgrade	Sydney	2013	2014	3,000		3,000

Grafton Relocation Fit-out	Grafton	2013	2014	500		500

Increased Tax Compliance Enhancement	Parramatta	2013	2014	680		680

OneGov Digital Services Gateway	Sydney	2013	2017	4,499		1,172

OneGov GLS Upgrade and Enhancement	Sydney	2014	2015	9,500		3,500

ServiceFirst Technology Upgrade	Sydney	2013	2015	7,755		5,835

Spatial Exchange of Information Enhancements	Sydney	2013	2014	782		782

Titling and Survey Records Digitisation Program	Sydney	2013	2015	2,000		1,000

Whole of Government Identity Management System	Sydney	2013	2014	3,000		3,000

Total new works						35,559

Infrastructure Statement 2013-14	4 - 25

Finance and Services

Department of Finance and Services (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Work-In-Progress

Aerial Film Capture	Bathurst	2011	2014	1,080	600	480

Automated Electronic Examination and Registration of Records	Sydney	2010	2014	5,597	5,097	500

Building Improvements	Bathurst	2010	2017	5,990	1,990	1,000

Comprehensive Property Addressing System	Bathurst	2011	2015	10,030	5,180	3,500

Corporate and Shared Services Reform Project	Sydney	2010	2015	7,730	4,497	2,385

Digitisation of 16mm Microfilm Records	Sydney	2010	2014	1,236	816	420

Elevation Surface Model Project	Bathurst	2011	2014	2,908	2,043	865

Government Licensing System	Sydney	2010	2014	4,751	3,323	1,428

Government Radio Network Digital Upgrade	Various	2008	2014	34,054	31,003	3,051

ICT Projects	Various	2004	2017	56,850	38,717	4,849

Information System Enhancements	Sydney	2001	2017	161,952	120,025	10,166

Office Refurbishment and Rationalisation	Various	2005	2017	99,829	57,509	10,580

StateFleet Motor Vehicles	Various	2007	2017	3,654,696	2,596,024	253,418

Survey Infrastructure Project	Bathurst	2007	2014	6,682	6,382	300

Total Asset Upgrade Program	Parramatta	2010	2017	9,947	7,743	551

Upgrade of Tax Administration System	Parramatta	2008	2014	24,474	20,695	3,779

Total work-in-progress						297,272

Total, Major Works						332,831

Minor Works						10,862

Total, Department of Finance and Services						343,693

4 - 26	Infrastructure Statement 2013-14

Finance and Services

Government Property NSW

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

Work-In-Progress

Building Refurbishment Program	Various	2001	2017	145,593	101,468	19,493

Business Services Program	Sydney	2007	2017	7,509	5,254	500

Property Development Program	Albury	2011	2015	3,251	1,550	1,700

Total work-in-progress						21,693

Total, Major Works						21,693

Total, Government Property NSW						21,693

Motor Accidents Authority

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

Work-In-Progress

Personal Injury Register System	Sydney	2009	2017	4,809	1,809	750

Total work-in-progress						750

Total, Major Works						750

Minor Works						1,581

Total, Motor Accidents Authority						2,331

The following agencies have a Minor Works Program only.

NSW Self Insurance Corporation						151
State Records Authority of New South Wales						345
WorkCover Authority						11,000
Workers’ Compensation (Dust Diseases) Board						110

Infrastructure Statement 2013-14	4 - 27

Health

Ministry of Health

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Future New Works Sutherland Car Park (a); Planning Including for Coffs Harbour and Westmead Hospitals Car Parks, and John Hunter Children’s Paediatric Intensive Care	Various	2013	2014	—		4,500

Kempsey District Hospital Redevelopment Stage 1	Kempsey	2013	2016	80,000		9,000

Lismore Base Hospital Redevelopment Stage 3A	Lismore	2013	2017	80,250		8,914

Local Initiatives 2013-14	Various	2013	2014	70,000		70,000

Lower Hunter Strategy (Maitland) - Planning	Maitland	2013	2015	20,000		6,800

Mid North Coast LHD - Port Macquarie Base Hospital - Energy Efficiency Project	Port Macquarie	2013	2014	895		895

Multipurpose Services (MPS) and HealthOne NSW

Hillston Multipurpose Service Redevelopment	Hillston	2013	2016	12,000		2,000

Multipurpose Strategy Stage 5 - Planning	Various	2013	2017	29,000		2,000

Peak Hill Multipurpose Service Redevelopment	Peak Hill	2013	2016	12,000		2,000

4 - 28	Infrastructure Statement 2013-14

Health

Ministry of Health (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Muswellbrook Hospital Emergency Department Refurbishment	Muswellbrook	2013	2014	4,000		4,000

Northern Beaches Health Service (a)	Frenchs Forest	2013	2019	—		29,133

Northern NSW (Byron Bay) - Planning	Byron Bay	2013	2014	500		500

Tamworth Hospital Gamma Camera	Tamworth	2013	2014	1,100		1,100

Whole of Government Data Centre - Migration	Various	2013	2017	31,422		9,822

Wollongong Hospital Emergency Department and Ambulatory Care	Wollongong	2013	2016	20,000		500

Yamba Community Health Centre	Yamba	2013	2015	5,500		2,480

Total new works						153,644

Work-In-Progress

Albury Ambulance Station	Albury	2012	2015	4,035	1,600	2,000

Ambulance Service of NSW - Infrastructure

Ambulance Fleet - Replacement Program	Rozelle	2010	2015	41,525	23,119	8,906

Ambulance Information Communications Technology	Rozelle	2012	2020	27,958	1,758	2,000

Ambulance Radio Network Infrastructure	Various	2012	2020	14,870	2,870	3,000

Ambulance Technology Infrastructure Upgrade	Rozelle	2010	2015	7,188	3,588	1,800

Medical Equipment Replacement Program	Rozelle	2010	2015	17,778	10,178	5,100

Bega Ambulance Station	Bega	2013	2015	2,861	200	1,750

Blacktown / Mount Druitt Hospitals Expansion Stage 1	Blacktown	2012	2016	270,000	37,769	71,146

Blacktown Hospital Car Park	Blacktown	2012	2016	24,230	5,830	11,233

Infrastructure Statement 2013-14	4 - 29

Health

Ministry of Health (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

National Partnership Program (COAG)

Four Hour Access Target for Emergency Departments	Various	2010	2014	72,500	55,484	17,016

Improving Access to Elective Surgery	Various	2010	2014	40,300	39,500	800

Other Flexible Capital Initiatives	Various	2010	2014	49,200	42,689	6,511

Sub-Acute Beds Program	Various	2010	2014	191,684	125,622	66,062

Campbelltown Hospital Redevelopment	Campbelltown	2011	2016	139,086	30,205	49,822

Division of Analytical Laboratories (DAL) - Refurbishment	Lidcombe	2013	2014	4,300	1,700	2,600

Dubbo Hospital - Stages 1 and 2	Dubbo	2011	2016	79,800	15,418	35,837

Graythwaite Rehabilitation Centre	Ryde	2011	2016	35,200	30,974	3,132

HealthOne and Integrated Primary Health Care Centres (IPHCC) Bulahdelah and Cranebrook	Various	2013	2015	3,252	1,587	1,312

Hornsby Hospital Adult Acute Mental Health Unit and Child / Adolescent Mental Health Unit	Hornsby	2010	2015	33,590	32,290	450

Hornsby Ku-ring-gai Hospital Redevelopment Stage 1	Hornsby	2012	2016	120,000	10,673	40,603

Illawarra Hospitals (Shellharbour / Shoalhaven) - Planning	Shellharbour	2011	2015	10,000	228	3,200

Information and Communication Technology

Community Health and Outpatients Information System	Chatswood	2009	2016	100,703	48,004	30,513

Corporate Systems 2b	Chatswood	2011	2017	77,400	33,388	12,539

4 - 30	Infrastructure Statement 2013-14

Health

Ministry of Health (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Corporate Systems Stage 2	Chatswood	2009	2014	99,620	70,336	29,284

Critical ICT Infrastructure Upgrades	Chatswood	2011	2015	47,101	43,897	2,037

Electronic Medical Record - Rollout to Clinical Specialties	Various	2011	2017	85,400	30,961	13,713

Electronic Medications Management System	Chatswood	2011	2020	170,300	25,031	20,239

Incident Information Management System (IIMS) previously NSW Organisational Risk Management System (NORMS)	Chatswood	2012	2015	22,218	2,340	11,407

Intensive Care Unit Clinical Information System	Chatswood	2011	2015	43,130	7,344	22,362

Medical Imaging Information System	Various	2007	2014	63,103	60,266	2,837

Lismore Base Hospital Interim Emergency Department Upgrade	Lismore	2013	2014	2,975	1,000	1,975

Missenden Mental Health Unit at Royal Prince Alfred Hospital (includes Brain and Mind Institute research beds)	Camperdown	2012	2015	67,000	10,120	39,910

Multipurpose Services (MPS) and HealthOne NSW

Gulgong Multipurpose Service	Gulgong	2011	2015	7,000	4,200	2,780

Lockhart Multipurpose Service	Lockhart	2010	2015	8,030	4,152	2,899

Raymond Terrace HealthOne	Raymond Terrace	2011	2014	15,150	13,582	1,568

Werris Creek Multipurpose Service	Werris Creek	2010	2013	10,182	10,074	108

Nepean Hospital Car Park	Penrith	2012	2015	23,078	15,003	2,279

Nepean Hospital Redevelopment Stage 3A	Penrith	2010	2015	46,770	44,270	879

Parkes and Forbes Hospitals (Lachlan Health Service) (a)	Various	2012	2016	—	2,285	12,559

Infrastructure Statement 2013-14	4 - 31

Health

Ministry of Health (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Port Macquarie Base Hospital Expansion	Port Macquarie	2011	2016	110,000	31,922	59,482

Prince of Wales Hospital - Cancer and Blood Disorder Unit	Randwick	2011	2017	76,642	12,166	18,940

Prince of Wales Hospital Mental Health Intensive Care Unit	Randwick	2010	2015	13,407	13,011	75

Public Private Partnerships (PPP) - Cyclical Maintenance

Long Bay Forensic Hospital Cyclical Maintenance	Malabar (Sydney)	2010	2023	19,619	429	231

Newcastle Mater Hospital Cyclical Maintenance	Newcastle	2008	2023	38,274	4,874	1,082

Orange Base Hospital Cyclical Maintenance	Orange	2008	2023	75,214	16,642	2,460

Royal North Shore Hospital Cyclical Maintenance	St Leonards	2008	2023	96,585	12,358	5,413

Regional Cancer Centres

Shoalhaven Regional Cancer Centre	Nowra	2010	2014	32,801	28,663	4,138

Royal North Shore Hospital (RNSH) Redevelopment

Royal North Shore Hospital - Public Private Partnership	St Leonards	2010	2014	721,672	669,565	52,107

Royal North Shore Hospital Clinical Services Building	St Leonards	2010	2015	144,400	30,073	81,833

Royal North Shore Hospital Community Health Services (Retained costs)	St Leonards	2002	2016	162,285	152,420	2,233

South East Regional Hospital Bega	Bega	2012	2016	170,100	12,976	32,769

St George Hospital Emergency Department	Kogarah	2011	2015	39,047	17,872	19,539

State-wide Planning and Asset Maintenance	North Sydney	2011	2018	4,771	359	1,000

4 - 32	Infrastructure Statement 2013-14

Health

Ministry of Health (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Sydney Children’s Hospital Child / Adolescent Mental Health Unit	Randwick	2007	2015	27,727	26,995	75

Tamworth Hospital Redevelopment Stage 2	Tamworth	2012	2016	220,000	27,806	77,527

Wagga Wagga Base Hospital Redevelopment	Wagga Wagga	2011	2017	270,100	40,975	42,054

Wollongong Hospital Car Park	Wollongong	2012	2016	27,800	1,210	11,501

Wollongong Hospital Elective Surgery Unit	Wollongong	2010	2015	86,149	21,976	45,782

Wollongong Hospital Teaching and Training Accommodation	Wollongong	2012	2015	4,980	4,393	22

Woy Woy Hospital - Refurbishment to re-open Rehabilitation Facility	Woy Woy	2011	2015	5,000	4,800	50

Total work-in-progress						1,002,481

Total, Major Works						1,156,125

Minor Works						121,706

Total, Ministry of Health						1,277,831

Less Capital Expensing (b)						(111,072)

Total, Ministry of Health (Capital Expenditure including Finance Lease)						1,166,759

(a)	The Estimated Total Cost of these works has not been included due to commercial sensitivity.
(b)	Capital Expensing is one-off project expenditure that is capital expensed, i.e. subsequently treated as operating expenditure.

The following agency has a Minor Capital Works Program only.

Health Care Complaints Commission	278

Note: Cancer Institute NSW Capital Works are now included in Ministry of Health Capital Expenditure.

Infrastructure Statement 2013-14	4 - 33

Premier and Cabinet

Department of Premier and Cabinet

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Corporate and Shared Services Reform Project	Sydney	2013	2015	4,700		4,300

Energy Efficiency Programs Website Development	Various	2013	2015	3,220		2,720

IT Upgrades	Sydney	2013	2015	4,324		1,811

Iconic Walks Program	Various	2013	2017	2,400		600

Native Vegetation Systems Program	Various	2013	2017	2,680		2,290

Scientific Equipment	Various	2013	2017	4,800		1,200

Service NSW Customer Service System	Sydney	2013	2013	7,000		7,000

Upgrade of Image and Remote Sensing Infrastructure	Various	2013	2014	532		532

Upgrade of Service NSW Centres	Various	2013	2014	12,954		12,954

Total new works						33,407

Work-In-Progress

Acquisition of Satellite Imagery	Various	2007	2017	23,233	15,623	2,550

Cabinet Document Management System	Sydney	2012	2014	2,000	1,400	600

Creating Dharawal National Park	Appin	2011	2015	686	321	255

Electronic Document and Records Management System	Various	2012	2014	3,514	1,955	1,559

4 - 34	Infrastructure Statement 2013-14

Premier and Cabinet

Department of Premier and Cabinet (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Fire Management in National Parks	Various	2008	2022	51,878	19,830	3,526

ICT Management Systems for Assets, Work, Inquiry and Reporting	Various	2011	2014	2,486	2,036	450

Land Purchases	Various	2002	2015	76,537	68,871	5,030

Online Publication System	Sydney	2011	2014	254	174	80

Payment Management System	Sydney	2012	2013	2,748	1,319	1,429

Perisher Range Redevelopment	Perisher Valley	2005	2026	41,177	28,173	650

Refurbishment of Service NSW Contact Centre	Parramatta	2012	2013	1,500	980	520

Refurbishment of Government House	Sydney	2012	2015	3,500	300	3,000

Scientific Service Capacity Maintenance	Various	2011	2017	5,410	1,800	900

Technology Assets	Sydney	2012	2014	15,158	5,107	10,051

Upgrade of Park and Wildlife Website	Various	2011	2014	2,233	2,064	169

Upgrade of Service NSW Centres	Various	2012	2013	7,722	5,238	2,484

Visitor Infrastructure improvements in National Parks	Various	2011	2015	6,000	3,000	2,000

Total work-in-progress						35,253

Total, Major Works						68,660

Minor Works						30,244

Total, Department of Premier and Cabinet						98,904

Infrastructure Statement 2013-14	4 - 35

Premier and Cabinet

Environment Protection Authority

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Regulatory and Communication System Enhancement	Various	2013	2017	5,632		3,234

Total new works						3,234

Total, Major Works						3,234

Minor Works						150

Total, Environment Protection Authority						3,384

Royal Botanic Gardens and Domain Trust

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

Work-In-Progress

Farm Cove Sea Wall Restoration	Sydney	2012	2014	8,636	1,069	7,567

PlantBank - Research Education and Conservation Facility	Camden	2010	2014	19,785	19,445	340

Public Amenities and Barbecues for Mount Annan	Camden	2011	2015	1,250	750	250

Sydney Tropical Centre Refurbishment	Sydney	2011	2016	19,693	1,998	9,050

Total work-in-progress						17,207

Total, Major Works						17,207

Minor Works						1,879

Total, Royal Botanic Gardens and Domain Trust						19,086

4 - 36	Infrastructure Statement 2013-14

Premier and Cabinet

Barangaroo Delivery Authority

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Barangaroo Central Stage (a) 1 Development	Millers Point	2014	2015	—		14,405

Headland Park Integration Works (a)	Millers Point	2014	2015	—		1,633

Total new works						16,038

Work-In-Progress

Headland Park and Northern Cove - Designand Construction	Millers Point	2009	2015	198,831	87,409	80,396

Total work-in-progress						80,396

Total, Major Works						96,434

Total, Barangaroo Delivery Authority						96,434

(a)	The Estimated Total Cost of these works has not been included due to commercial sensitivity

Centennial Park and Moore Park Trust

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Create Lettable Space at the Equestrian Centre	Sydney	2013	2014	449		449

Environmental Tourism Facilities	Sydney	2013	2014	560		560

Golf House Upgrade of Function Facilities	Sydney	2013	2014	560		560

IT and Phone System Upgrade	Sydney	2013	2014	1,086		1,086

Metered Car Park at Moore Park	Sydney	2013	2014	918		918

Infrastructure Statement 2013-14	4 - 37

Premier and Cabinet

Centennial Park and Moore Park Trust (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Moore Park Golf Signage	Sydney	2013	2014	336		336

Refurbish Belvedere Amphitheatre	Sydney	2013	2014	982		982

Strategic Asset Management Program	Sydney	2013	2017	19,471		3,921

Upgrade Playing Fields	Sydney	2013	2014	448		448

Total new works						9,260

Total, Major Works						9,260

Minor Works						2,186

Total, Centennial Park and Moore Park Trust						11,446

Western Sydney Parklands Trust

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

Work-In-Progress

Conservation Works	Horsley Park	2008	2017	6,401	3,432	686

Development of Bungarribee Park	Blacktown	2008	2015	8,006	2,006	3,000

Multipurpose Pathway	Fairfield	2009	2017	11,359	4,459	900

Signage and Track Improvements	Fairfield	2009	2017	5,999	1,699	400

Upgrade and Improve Park Facilities	Liverpool	2010	2017	25,562	2,866	1,002

Upgrade of Dairy Picnic Ground	Horsley Park	2010	2014	2,210	2,010	200

4 - 38	Infrastructure Statement 2013-14

Premier and Cabinet

Western Sydney Parklands Trust (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Upgrade of Pimelea Picnic Ground	Horsley Park	2009	2015	13,500	9,880	620

Total work-in-progress						6,808

Total, Major Works						6,808

Minor Works						7,432

Total, Western Sydney Parklands Trust						14,240

Department of Planning and Infrastructure

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

Work-In-Progress

Electronic Housing Code Enhancement	Various	2011	2014	4,733	3,027	1,706

Total work-in-progress						1,706

Total, Major Works						1,706

Minor Works						3,812

Total, Department of Planning and Infrastructure						5,518

Infrastructure Statement 2013-14	4 - 39

Premier and Cabinet

Independent Commission Against Corruption

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Relocation and Fit-out	Various	2013	2014	5,150		5,150

Total new works						5,150

Work-In-Progress

ICT Upgrade	Sydney	2011	2015	6,102	754	5,194

Total work-in-progress						5,194

Total, Major Works						10,344

Minor Works						300

Total, Independent Commission Against Corruption						10,644

New South Wales Electoral Commission

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Election Systems Upgrade	Sydney	2013	2017	3,889		1,965

Total new works						1,965

Work-In-Progress

Election Funding and Disclosure Amendments Project	Sydney	2012	2014	5,000	890	4,110

Total work-in-progress						4,110

Total, Major Works						6,075

Minor Works						100

Total, New South Wales Electoral Commission						6,175

4 - 40	Infrastructure Statement 2013-14

Premier and Cabinet

Ombudsman’s Office

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Child Death Review Team and Reviewable Deaths Database	Sydney	2013	2014	580		580

Total new works						580

Total, Major Works						580

Minor Works						784

Total, Ombudsman’s Office						1,364

Public Service Commission
Major Works

New Works

Human Capital Management Information Systems	Sydney	2013	2017	2,130		1,250

Total new works						1,250

Total, Major Works						1,250

Minor Works						100

Total, Public Service Commission						1,350

The following agencies have a Minor Works Program only.

Natural Resources Commission						130
Historic Houses Trust of New South Wales						1,000
Minister Administering the Environmental Planning and Assessment Act						25,000
UrbanGrowth NSW Development Corporation						1,250
Audit Office of New South Wales						3,549
Independent Pricing and Regulatory Tribunal						180
Police Integrity Commission						1,790

Infrastructure Statement 2013-14	4 - 41

Trade and Investment, Regional Infrastructure and Services

Department of Trade and Investment, Regional Infrastructure and Services

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Arts Exchange Building Compliance Work	Dawes Point	2013	2014	1,900		1,900

Bethungra Dam Stabilisation	Bethungra	2013	2016	3,935		550

Email Consolidation Program	Orange	2013	2015	968		915

Establishment of Study NSW (new agency)	Orange	2013	2014	540		540

Total new works						3,905

Work-In-Progress

Acquisition of Pier 2/3 Lease	Sydney	2011	2015	4,500	2,500	1,000

Biosecurity Information Management System	Orange	2009	2014	9,560	7,740	1,820

Coastal Infrastructure Repairs to Maritime Assets on Crown Land	Various	2011	2015	48,311	20,142	14,923

Commercial Fisheries Management System	Newington	2009	2014	4,613	4,113	500

Earthmoving Equipment Replacement Program	Various	2010	2015	4,134	268	1,996

Maintenance Backlog - Arts-related Properties	Sydney	2011	2015	4,000	2,000	1,000

Pier 2/3 Compliance Work	Sydney	2011	2015	2,780	1,560	800

Sydney Metropolitan Office Accommodation Strategy	Sydney	2012	2015	7,901	4,211	3,155

W B Clarke Geoscience Centre Fire Services Upgrade	Londonderry	2012	2014	1,004	319	685

Wharf 4/5 - Substructure and Other Works	Dawes Point	2007	2014	7,923	7,241	682

Total work-in-progress						26,561

Total, Major Works						30,466

Minor Works						19,950

Total, Department of Trade and Investment, Regional Infrastructure and Services						50,416

4 - 42	Infrastructure Statement 2013-14

Trade and Investment, Regional Infrastructure and Services

Art Gallery of New South Wales

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

Work-In-Progress

Acquisition of Works of Art	Sydney	2010	2017	22,509	14,549	1,990

Building Maintenance Program	Sydney	2010	2017	17,874	7,394	2,620

Total work-in-progress						4,610

Total, Major Works						4,610

Minor Works						600

Total, Art Gallery of New South Wales						5,210

Destination NSW

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

Work-In-Progress

Accommodation Fit-out	Sydney	2012	2014	3,000	100	2,900

Total work-in-progress						2,900

Total, Major Works						2,900

Minor Works						270

Total, Destination NSW						3,170

Infrastructure Statement 2013-14	4 - 43

Trade and Investment, Regional Infrastructure and Services

Museum of Applied Arts and Sciences

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Upgrade of Toilets at Powerhouse Museum	Ultimo	2013	2014	967		967

Total new works						967

Work-In-Progress

Construction of a Shared Storage Facility	Castle Hill	2012	2016	30,913	500	15,690

Total work-in-progress						15,690

Total, Major Works						16,657

Minor Works						1,868

Total, Museum of Applied Arts and Sciences						18,525

State Library of New South Wales

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

Work-In-Progress

Digitisation for Regional Delivery Program	Sydney	2012	2022	62,277	4,095	4,144

Expanded Electronic Catalogue	Sydney	2008	2014	23,289	21,289	2,000

Heritage Discovery and Asset Management	Sydney	2012	2015	10,200	4,652	2,985

Total work-in-progress						9,129

Total, Major Works						9,129

Minor Works						8,858

Total, State Library of New South Wales						17,987

4 - 44	Infrastructure Statement 2013-14

Trade and Investment, Regional Infrastructure and Services

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

The following agencies have a Minor Works Program only.

Independent Liquor and Gaming Authority						70
New South Wales Rural Assistance Authority						50
Australian Museum						3,330
Border Rivers-Gwydir Catchment Management Authority						23
Central West Catchment Management Authority						23
Hawkesbury-Nepean Catchment Management Authority						46
Hunter-Central Rivers Catchment Management Authority						23
Lachlan Catchment Management Authority						23
Murray Catchment Management Authority						46
Murrumbidgee Catchment Management Authority						23
Namoi Catchment Management Authority						23
Northern Rivers Catchment Management Authority						23
Southern Rivers Catchment Management Authority						23
Western Catchment Management Authority						23
New South Wales Film and Television Office						44
NSW Food Authority						1,500

Infrastructure Statement 2013-14	4 - 45

Transport

Transport for NSW

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

48 Replacement Buses for Private Operators	Various	2013	2014	21,120		21,120

76 Growth Buses	Various	2013	2014	36,910		36,910

77 Replacement Buses for State Transit Authority	Various	2013	2014	33,880		33,880

Country Rail Capital Maintenance (a)	Various	2013	n.a	67,000		67,000

Transport Service Systems - Passes and Schemes Reform	Various	2013	2015	14,318		10,000

Total new works						168,910

Work-In-Progress

Bus Depot (b)	Various	2011	2015	—	15,445	15,000

Business System Improvements (b)	Sydney	2012	2016	—	10,000	62,308

Customer Experience - 131500 and Wayfinding Upgrades	Various	2012	n.a	—	7,764	8,000

Light Rail - CBD and South East	Various	2011	2019	1,600,000	34,488	75,000

Light Rail - Inner West (c)	Various	2010	2014	—	136,615	67,473

Opal - Delivery Phase (d)	Various	2011	2015	—	196,108	132,672

Wyong to Newcastle Freight Rail Development	Wyong	2013	n.a	—	480	2,520

Total work-in-progress						362,973

Total, Major Works						531,883

Minor Works						49,457

Total, Transport for NSW						581,340

4 - 46	Infrastructure Statement 2013-14

Transport

Transport for NSW (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Rail capital projects managed by Transport for NSW - Project description included in Public Trading Enterprise section under Rail New South Wales						2,037,425

Total, Transport for NSW						2,618,765

(a)	Represents an annual program of various maintenance works
(b)	Estimated costs will be confirmed following award of major contracts
(c)	Pending contract finalisation
(d)	Design, Implementation and maintenance of the Opal Ticketing System is estimated at $1.2 billion over the next 15 years.

Roads and Maritime Services

Project Description	Location	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Start dates are not shown since each project is an amalgamation of individual works. Estimated total cost and completion dates are not available (n.a.) at this stage for some projects as they are in the planning phase. Completion date refers to when open to traffic. Further works may be undertaken and costs incurred after the completion date.

Major Works
Established Sydney Roads

Alfords Point Road Widening, Brushwood Drive to Georges River (planning)	Alfords Point	n.a.	n.a.	1,700	3,000

Anzac Bridge Structural Upgrades	Pyrmont	2014	60,000	54,000	5,000

Centenary Drive Improvements (planning)	Homebush	n.a.	n.a.	900	1,000

Epping Town Centre(a)	Epping	n.a.	n.a.	500	5,000

Heathcote Road, Deadman’s Creek Bridge	Sandy Point	2015	n.a.	1,500	5,000

Mona Vale Road, McCarrs Creek Road to Powder Works Road (planning)	Ingleside	n.a.	n.a.	2,300	1,000

Northern Beaches Hospital road upgrades, planning and improvements(c)	Frenchs Forest	n.a.	n.a.	1,000	6,500

Infrastructure Statement 2013-14	4 - 47

Transport

Roads and Maritime Services (cont)

Project Description	Location	Complete	Estimated Total Cost $000		Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Prospect Highway and Blacktown Road widening, Reconciliation Road to St Martins Crescent (planning)	Prospect	n.a.	n.a.		1,700	2,000

Showground Road, Old Northern Road to Carrington Road (planning)	Castle Hill	n.a.	n.a.		1,600	3,000

Windsor Bridge over Hawkesbury River (replacement)	Windsor	n.a.	n.a.		8,700	32,000

Easing Sydney’s Congestion

Easing Sydney’s Congestion (Pinch Points)(c)	Various	n.a.	246,000		—	32,300

Sydney Motorways Delivery	Various	n.a.	n.a.		—	5,509

Managed Motorways (planning) (State and Federal funded)	Various	n.a.	n.a.		8,700	6,119

Bus Priority Infrastructure	Various	n.a.	n.a.		—	17,942

WestConnex Motorway

WestConnex Motorway(c)	Various	n.a.	n.a.	(d)	—	111,000

WestConnex Motorway Enabling Works (Port Botany and Sydney Airport)

General Holmes Drive, Remove Rail Level Crossing (planning) (State and Federal funded)	Mascot	n.a.	n.a.		4,790	4,800

Joyce Drive, O’Riordan Street to Mill Pond Road(c)	Mascot	n.a.	n.a.		—	1,500

Mill Pond Road Widening(c)	Botany	n.a.	n.a.		—	9,000

Port Botany and Sydney Airport Transport Improvement Plan (State and Federal funded)	Mascot, Botany	n.a.	n.a.		2,600	14,000

Western Sydney Growth Roads

Bringelly Road, Camden Valley Way to King Street (planning and preconstruction)	Leppington	n.a.	n.a.		7,300	20,000

4 - 48	Infrastructure Statement 2013-14

Transport

Roads and Maritime Services (cont)

Project Description	Location	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Camden Valley Way, Bringelly Road to Ingleburn Road, Widen to Four Lanes(a)	Leppington	2015	n.a.	11,000	30,000

Camden Valley Way, Ingleburn Road to Raby Road, Widen to Four Lanes(a)	Leppington, Catherine Field	2015	110,000	36,000	32,000

Camden Valley Way, Raby Road to Oran Park Drive, Widen to Four Lanes (a)	Catherine Field	2015	75,000	18,000	25,000

Campbelltown Road, Camden Valley Way to Denham Court Road (planning)	Ingleburn	n.a.	n.a.	3,000	2,000

Garfield Road, Windsor Road to Richmond Road (planning)	Riverstone	n.a.	n.a.	1,960	1,000

Memorial Avenue, Old Windsor Road to Windsor Road (planning)	Kellyville	n.a.	n.a.	50	500

Narellan Road, Camden Valley Way to Blaxland Road, Widen to Six Lanes	Narellan - Campbelltown	n.a.	n.a.	3,100	7,000

Erskine Park Link Road, Old Wallgrove Road to Lenore Lane (Western Sydney Employment Lands)	Eastern Creek	2013	43,000	42,500	500

Old Wallgrove Road, Erskine Park Link Road to M7 (Western Sydney Employment Lands)(b)	Eastern Creek	2016	n.a.	5,400	11,500

Richmond Road Stage 1, Bells Creek to Townson Road	Marsden Park, Colebee	2014	46,000	9,600	22,000

Richmond Road Stage 2, Townson Road to Grange Avenue(a)	Marsden Park	2016	n.a.	5,100	7,000

Richmond Road Stage 3a, Grange Avenue to Garfield Road (planning)(b)	Marsden Park	n.a.	n.a.	400	4,000

Richmond Road Stage 3b, North of Garfield Road (planning)(b)	Marsden Park	n.a.	n.a.	—	1,000

Infrastructure Statement 2013-14	4 - 49

Transport

Roads and Maritime Services (cont)

Project Description	Location	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Schofields Road Stage 1, Windsor Road to Tallawong Road	Rouse Hill	2014	65,000	38,000	23,000

Schofields Road Stage 2, Tallawong Road to Veron Road(a) (b)	Schofields	2017	n.a.	1,000	15,000

Schofields Road Stage 3, Veron Road to Richmond Road via South Street (planning)	Schofields	n.a.	n.a.	1,500	500

The Northern Road Camden Valley Way to Peter Brock Drive (planning)	Oran Park	n.a.	n.a.	—	4,500

Werrington Arterial Road Stage 1, M4 to Great Western Highway (planning) (State and Federal funded)	Claremont Meadows	n.a.	n.a.	1,800	4,000

Central Coast Roads

Central Coast Highway, Brisbane Water Drive, Manns Road Intersection upgrade	West Gosford	2016	180,000	73,700	17,000

Central Coast Highway, Matcham Road to Ocean View Drive	Wamberal	2013	85,000	76,000	9,000

Pacific Highway Narara to Lisarow Upgrade, Manns Road to Railway Crescent (planning)	Narara - Lisarow	n.a.	n.a.	9,500	500

Pacific Highway, Railway Crescent, Lisarow to Ourimbah Street, Lisarow (planning)	Lisarow	n.a.	n.a.	—	2,000

Pacific Highway, Ourimbah Street, Lisarow to Glen Road, Ourimbah (planning)	Ourimbah	n.a.	n.a.	14,000	500

Pacific Highway, Wyong Road Intersection Upgrade (planning)	Tuggerah	n.a.	n.a.	3,200	4,000

4 - 50	Infrastructure Statement 2013-14

Transport

Roads and Maritime Services (cont)

Project Description	Location	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Pacific Highway, Wyong Town Centre Upgrade (planning)	Wyong	n.a.	n.a.	3,800	2,000

Pacific Motorway (F3), Kariong Interchange Upgrade (planning) (State and Federal funded)	Kariong	n.a.	n.a.	—	2,000

Pacific Motorway (F3) Widening, Kariong Interchange to Somersby Interchange (planning) (State and Federal funded)	Somersby	n.a.	n.a.	600	2,000

Pacific Motorway (F3) Widening, Wyong Road to Doyalson Link (planning) (State and Federal funded)	Tuggerah, Warnervale	n.a.	n.a.	3,400	3,000

Sparks Road, New Intersection for Warnervale Town Centre(a)	Warnervale	2015	n.a.	1,800	10,000

Terrigal Drive, Charles Kay Drive intersection upgrade (planning)	Terrigal	n.a.	n.a.	1,300	500

Wyong Road, Enterprise Drive Intersection Upgrade	Chittaway Bay	n.a.	n.a.	300	800

Wyong Road, Mingara Drive to Tumbi Road Upgrade	Tumbi Umbi	n.a.	n.a.	400	800

Great Western Highway and Bells Line of Road

Woodford to Hazelbrook (State and Federal funded)	Woodford, Hazelbrook	2014	205,000	153,000	47,000

Bullaburra, Ridge Street to Genevieve Road	Bullaburra	2015	75,000	17,300	21,000

Bullaburra to Wentworth Falls, Genevieve Road to Tableland Road	Bullaburra, Wentworth Falls	2014	85,000	48,000	22,000

Katoomba to Lithgow Safety Works (State and Federal funded)	Various	n.a.	n.a.	14,700	13,500

Forty Bends Upgrade (Federal funded)	Hartley	2016	n.a.	7,000	10,000

Kelso, Ashworth Drive to Stockland Drive	Kelso	2016	n.a.	11,400	5,000

Bells Line of Road Improvement Program	Various	n.a.	n.a.	—	1,000

Infrastructure Statement 2013-14	4 - 51

Transport

Roads and Maritime Services (cont)

Project Description	Location	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Hunter Roads

Cormorant Road, Industrial Drive to Stockton Bridge, Widen to Four Lanes (planning)	Kooragang Island	n.a.	n.a.	1,000	3,000

Hillsborough Road and Crockett Street intersection at Warners Bay (planning)	Warners Bay	n.a.	n.a.	—	500

Hunter Expressway (State and Federal funded)	Seahampton- Branxton	2013	1,700,000	1,436,000	222,000

Nelson Bay Road, Bobs Farm to Anna Bay Stage 3	Anna Bay	2015	45,000	6,500	20,000

New England Highway, Belford to Golden Highway Duplication (planning)	Belford	n.a.	n.a.	—	500

New England Highway, Gowrie Gates, Widening Rail Underpass (planning)	Singleton	n.a.	n.a.	200	500

New England Highway, Muswellbrook Bypass (planning) (Federal funded)	Muswellbrook	n.a.	n.a.	1,700	3,000

New England Highway, Scone Rail Level Crossing (planning) (State and Federal funded)	Scone	n.a.	n.a.	1,400	1,000

New England Highway, Upgrade of roundabouts	Maitland	2015	44,000	2,300	24,700

New England Highway, Replacement of Aberdeen Bridge over Hunter River (Federal funded)	Aberdeen	2014	28,000	13,600	13,500

Newcastle Inner City Bypass, Shortland to Sandgate	Sandgate	2013	143,000	104,000	30,000

Pacific Motorway (F3) and Weakleys Drive Intersection (planning) (State and Federal funded)	Beresfield	n.a.	n.a.	—	500

Pacific Motorway (F3) Extension to Raymond Terrace (planning)	Hexham	n.a.	n.a.	13,700	1,500

4 - 52	Infrastructure Statement 2013-14

Transport

Roads and Maritime Services (cont)

Project Description	Location	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Pacific Highway

Herons Creek to Stills Road (State and Federal funded)	Herons Creek	2013	60,000	48,500	11,500

Oxley Highway to Kempsey (planning) (State and Federal funded)	Port Macquarie, Kempsey	n.a.	n.a.	80,000	20,000

Oxley Highway to Kundabung (State and Federal funded)	Kundabung, Thrumster	n.a.	n.a.	750	50,000

Kundabung to Kempsey (State and Federal funded)	Kempsey, Kundabung	2016	n.a.	100	15,000

Frederickton to Eungai (State and Federal funded) (c)	Clybucca	2016	675,000	93,200	180,000

Warrell Creek to Urunga (planning) (State and Federal funded)	Nambucca Heads	n.a.	n.a.	75,000	24,500

Warrell Creek to Nambucca Heads, Dual Carriageways (State and Federal funded) (c)	Macksville	n.a.	n.a.	6,000	20,000

Nambucca Heads to Urunga, Dual Carriageways (State and Federal funded) (c)	Urunga	2016	780,000	26,000	140,000

Coffs Harbour Bypass (planning) (State and Federal funded)	Coffs Harbour	n.a.	n.a.	46,000	2,000

Coffs Harbour (Sapphire) to Woolgoolga (State and Federal funded)	Woolgoolga	2014	850,000	609,900	145,000

Woolgoolga to Ballina (planning and preconstruction) (State and Federal funded)	Grafton, Maclean	n.a.	n.a.	197,000	100,000

Devils Pulpit upgrade (State and Federal funded)	Tabbimoble	2014	80,000	55,300	24,700

Tintenbar to Ewingsdale (State and Federal funded)	Bangalow	2014	862,000	350,000	220,000

Infrastructure Statement 2013-14	4 - 53

Transport

Roads and Maritime Services (cont)

Project Description	Location	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Princes Highway

Princes Motorway (Mount Ousley Road) Climbing Lanes (State and Federal funded)	Cataract	n.a.	n.a.	1,300	4,000

Yallah to Oak Flats (planning)	Albion Park Rail	n.a.	n.a.	230	1,000

Gerringong Upgrade, Mount Pleasant to Toolijooa Road	Gerringong	2015	329,000	132,000	115,000

Foxground and Berry Bypass, Toolijooa Road to South Berry (c)	Berry	2018	n.a.	64,000	19,000

Berry to Bomaderry (planning)	Berry, Bomaderry	n.a.	n.a.	6,300	3,000

South Nowra, Kinghorne Street to Forest Road	Nowra	2014	62,000	40,600	18,000

Termeil Creek Realignment (planning)	Termeil	n.a.	n.a.	1,400	1,500

Dignams Creek Realignment (planning)	Dignams Creek	n.a.	n.a.	5,300	2,000

Bega Bypass (Federal funded)	Bega	2013	55,000	37,500	10,000

Regional NSW Major Road Upgrades

Barton Highway Safety Improvements (Federal funded)	Murrumbateman	2014	n.a.	3,900	11,500

Hume Highway, Holbrook Bypass (Federal funded)	Holbrook	2013	237,000	207,000	24,000

Manilla Road upgrade	Tamworth	n.a.	n.a.	2,500	2,000

Mitchell Highway, Goanna Hill Realignment (planning)	Molong	n.a.	n.a.	1,000	500

Newell Highway, Trewilga Realignment (planning)	Trewilga	n.a.	n.a.	1,000	500

Newell Highway, overtaking lanes (State and Federal funded)	Various	n.a.	n.a.	4,400	5000

4 - 54	Infrastructure Statement 2013-14

Transport

Roads and Maritime Services (cont)

Project Description	Location	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

New England Highway, Bolivia Hill Upgrade (planning) (Federal funded)	Bolivia	n.a.	n.a.	1,400	1,000

New England Highway, Tenterfield Heavy Vehicle Bypass (planning) (Federal funded)	Tenterfield	n.a.	n.a.	1,000	1,300

Summerland Way, additional Clarence River crossing (planning)	Grafton	n.a.	n.a.	13,400	7,400

Bridges for the Bush (c)

Olympic Highway, Kapooka Bridge Replacement (State and Federal funded)	Kapooka	n.a	n.a	4,100	2,500

Oxley Highway, Gunnedah Bridge over railway	Gunnedah	n.a	n.a	800	2,400

Snowy Mountains Highway, Bemboka River Bridge widening	Bemboka	n.a	n.a	600	5,200

Kamilaroi Highway, Tulludunna Bridge replacement	Wee Waa	n.a	n.a	800	2,000

Cobb Highway, second bridge over Murray River (NSW contribution)	Moama - Echuca	n.a	n.a	3,500	1,200

Other Major Programs

Active Transport	Various				39,229

Journey Reliability	Various				59,675

Rail Interfaces	Various				8,800

Road Freight Safety and Productivity	Various				45,080

Road Safety	Various				78,852

Transport Access Program - Commuter Wharf Upgrades	Various				16,892

Total major works					2,411,698

Infrastructure Statement 2013-14	4 - 55

Transport

Roads and Maritime Services (cont)

Project Description	Location	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Minor Works

Other Works					198,585

Capital Maintenance					557,500

Total minor works					756,085

Total, Roads and Maritime Services					3,167,783

(a)	These projects are full or part funded from the first round of the Housing Acceleration Fund.
(b)	These projects are full or part funded from the second round of the Housing Acceleration Fund.
(c)	Contributions are provided from Restart NSW for the delivery of these projects.
(d)	Restart NSW contributions of $1.8 billion have been allocated to deliver the WestConnex Motorway, this is in addition to the $25 million Restart NSW and $25 million Federal Government funding for planning works.

Project Description	Location	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

The following agencies have a Minor Works Program only.

Independent Transport Safety Regulator					50
Office of Transport Safety Investigations					20

4 - 56	Infrastructure Statement 2013-14

Treasury

The Treasury

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Electronic Document and Records Management System	Sydney	2013	2017	2,587		2,095

Total new works						2,095

Total, Major Works						2,095

Minor Works						350

Total, The Treasury						2,445

Crown Finance Entity

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Infrastructure - Illawarra Infrastructure Fund	Unknown	2013	2014	20,000		20,000

Total new works						20,000

Total, Major Works						20,000

Minor Works						500

Total, Crown Finance Entity						20,500

The following agency has a Minor Works Program only.

Long Service Corporation	300

Infrastructure Statement 2013-14	4 - 57

Treasury

Advance to the Treasurer

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Treasurer’s Advance (a)						30,000

(a)	The Advance to the Treasurer is made under section 18(2) of the Appropriation Bill 2013. The Treasurer’s Advance allows for unexpected events requiring additional Government expenditure during the course of the financial year.

4 - 58	Infrastructure Statement 2013-14

Chapter 5:	Public Trading Enterprise Sector Projects

5.1 Public Trading Enterprise Sector Projects

Transport
Rail Corporation New South Wales	5 - 3
State Transit Authority of New South Wales	5 - 5
Sydney Ferries	5 - 5

Water
Hunter Water Corporation	5 - 6
State Water Corporation	5 - 7
Sydney Catchment Authority	5 - 8
Sydney Water Corporation	5 - 9

Ports
Newcastle Port Corporation	5 -11
Port Kembla Port Corporation	5 -12
Sydney Ports Corporation	5 -13

Housing
City West Housing Pty Limited	5 -14
New South Wales Land and Housing Corporation	5 -14
Teacher Housing Authority of New South Wales	5 -15

Property
Forestry Corporation of New South Wales	5 -16
Sydney Cricket and Sports Ground Trust	5 -16
Sydney Harbour Foreshore Authority	5 -17
Sydney Opera House Trust	5 -18
Venues NSW	5 -19
Landcom (trading as UrbanGrowth NSW)	5 -19

Other
Waste Assets Management Corporation	5 -20
Zoological Parks Board of New South Wales	5 -20

Electricity
Competitive Government Sector	5 -21

Infrastructure Statement 2013-14	5 - 1

Table 5.1	Infrastructure Investment by Public Trading Enterprise Sector

Agency	Capital Expenditure
	2012-13 Budget $m	2012-13 Revised $m	2013-14 Budget $m	Variation(a) %
Transport
Rail Corporation New South Wales (b)	2,467.8	1,595.5	1,484.5	(7.0)
State Transit Authority of New South Wales	13.2	10.8	5.4	(49.9)
Sydney Ferries	21.8	22.2	13.8	(37.8)

Water
Hunter Water Corporation	162.3	127.5	132.8	4.2
State Water Corporation	106.6	88.1	110.7	25.7
Sydney Catchment Authority	27.2	17.2	42.6	147.5
Sydney Water Corporation	653.5	602.7	657.7	9.1

Ports
Newcastle Port Corporation	18.2	10.5	11.6	10.7
Port Kembla Port Corporation	20.8	3.0	4.3	45.2
Sydney Ports Corporation	224.7	168.1	56.8	(66.2)

Housing
City West Housing Pty Ltd	21.9	7.6	36.9	385.7
New South Wales Land and Housing Corporation	331.0	261.7	280.0	7.0
Teacher Housing Authority	3.6	3.4	2.8	(18.7)

Property
Forestry Corporation of New South Wales	10.8	2.8	9.3	230.5
Sydney Cricket and Sports Ground Trust	76.3	61.5	102.4	66.3
Sydney Harbour Foreshore Authority	45.4	20.0	36.6	83.0
Sydney Opera House Trust	87.4	66.6	58.6	(12.0)
Venues NSW	5.2	5.3	3.3	(37.2)
Landcom (trading as UrbanGrowth NSW)	4.7	5.7	0.7	(88.2)

Other
Waste Asset Management Corporation	8.5	8.5	3.6	(57.9)
Zoological Parks Board of New South Wales	21.2	12.7	21.0	65.2

Competitive Government Sector	4,196.0	3,384.5	3,375.4	(0.3)

Total	8,528.1	6,485.9	6,450.8	(0.5)

(a)	The percentage variation from 2012-13 Revised to the 2013-14 Budget
(b)	Capital expenditure represents investments incurred by Rail Corporation New South Wales. The total of infrastructure investment in heavy rail also includes expenditures incurred by Transport for New South Wales, within the General Government Sector. The project listing attached represents the total of heavy rail investment across the State Sector.

5 - 2	Infrastructure Statement 2013-14

Transport

Rail Corporation New South Wales

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Fixing the Trains Investments (a)	Various	2013	2017			116,806
Station Access Gates (a)	Various	2013	2016			2,000

Total new works						118,806

Work-In-Progress

Automatic Train Protection (b)	Various	2008			109,701	61,844

Clearways	Various	2004	2014	2,019,505	1,919,014	50,244

Digital Train Radio	Various	2008	2015	358,000	150,227	130,385

Internal Emergency Door	Various	2006	2015	51,730	18,209	14,500

Release

Lidcombe to Granville - Corridor Upgrade (b)	Various	2006	2017		124,190	76,785

Mechanised Track Patrol	Various	2010	2015	38,810	25,572	7,712

North West Rail Link (incl.rollingstock)	Various	2011	2019	8,279,000	693,535	805,910

Northern Sydney Freight Corridor (b)	Various	2011	2016		159,683	313,670

Power Supply (c)	Various	2004			432,553	104,974

South West Rail Link	Various	2007	2016	2,122,255	1,240,534	353,496

Transport Access Program (d)	Various	2011			151,501	177,817

Waratah Rollingstock - Enabling and Ancillary Works – Implementation (e)	Various	2004	2014	794,013	595,927	66,357

Wynyard Walk (b)	Sydney	2010	2015	306,000	82,423	104,854

Total work-in-progress						2,268,548

Infrastructure Statement 2013-14	5 - 3

Transport

Rail Corporation New South Wales (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Total, Major Works						2,387,354

Minor Works

Rail Capital Maintenance						246,896

Other Minor Works						54,644

Total Minor Works						301,540

Public Private Partnerships

Leased Rolling Stock - Waratahs						833,035

Total, Rail Infrastructure Investment						3,521,929

Less Rail capital projects managed by Transport for NSW –						(2,037,425)

Total, Rail Corporation New South Wales						1,484,504

(a)	New programs under development
(b)	The estimated cost of the project has not been disclosed due to the commercially sensitive nature of the project.
(c)	Represents a portfolio of projects (generally in excess of $100 million), some of which are still in the planning phase or subject to tender and the details of which are commercially sensitive. Prior years’ expenditure on these programs reflects works in progress only.
(d)	Includes a number of projects which commenced prior to 2011-12 and are now included in the larger Transport Access Program.
(e)	Total (operating and capital) whole of life project cost is $3.6 billion (net present cost).

5 - 4	Infrastructure Statement 2013-14

Transport

State Transit Authority of New South Wales

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

Work-In-Progress

Depot Facilities Upgrade	Various	2009	2015	9,500	4,888	1,462

Depot Infrastructure Upgrade	North Sydney	2012	2014	1,600	200	1,400

Depot Infrastructure Upgrade	Leichhardt	2012	2014	1,400	500	900

Total work-in-progress						3,762

Total, Major Works						3,762

Minor Works						1,664

Total, State Transit Authority of New South Wales						5,426

Sydney Ferries

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Ferry Fleet Replacement	Various	2013	2017	34,565		2,185

Total new works						2,185

Total, Major Works						2,185

Minor Works						11,651

Total, Sydney Ferries						13,836

Infrastructure Statement 2013-14	5 - 5

Water

Hunter Water Corporation

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Farley Regional Wastewater Network Upgrades	Farley	2013	2016	7,900		500

Lochinvar Wastewater Network Upgrade	Lochinvar	2013	2016	9,100		1,100

Lochinvar Water Project	Lochinvar	2013	2016	4,000		300

Total new works						1,900

Work-In-Progress

Enhancement of Wastewater Infrastructure	Various	2004	2026	279,930	103,717	12,030

Enhancement of Water Infrastructure	Various	2007	2019	76,300	31,700	33,200

Kooragang Island Recycled Water Plant	Kooragang	2008	2015	72,950	24,250	40,000

Other Business Projects

Enterprise Resource Planning (ERP) System	Newcastle	2012	2015	11,900	2,700	6,200

Telemetry System Upgrade	Various	2009	2026	12,000	2,100	400

Total work-in-progress						91,830

Total, Major Works						93,730

Minor Works						39,068

Total, Hunter Water Corporation						132,798

5 - 6	Infrastructure Statement 2013-14

Water

State Water Corporation

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Burrendong Cold Water Pollution	Lake Burrendong	2013	2014	2,500		2,500

Computer Aided River Management (CARM)	Various	2013	2018	16,992		126

State Wide Metering	Various	2013	2018	151,564		15,000

Total new works						17,626

Work-In-Progress

Burrendong Dam Upgrade - Phase 1	Lake Burrendong	1994	2015	39,367	19,067	8,000

Burrinjuck Dam Cableway Upgrade	Yass	2012	2014	6,123	5,000	1,123

Chaffey Augmentation	Tamworth	2013	2015	19,128	971	9,920

Chaffey Dam Upgrade Phase 2	Bowling Alley Point	2012	2015	21,036	1,719	6,080

Fishways Downstream of Burrendong Dam	Wellington	2012	2015	12,717	624	4,586

Fishways Downstream of Copeton Dam	Inverell	2011	2016	22,123	1,315	3,435

Fishways Downstream of Keepit Dam	Gunnedah	2011	2015	17,989	4,502	9,387

Fishways Downstream of Wyangala	Cowra	2012	2016	24,488	569	3,490

Integrated Surveillance Monitoring, Automation and Remote Telemetry	Various	2010	2018	19,757	11,024	2,413

Keepit Dam Upgrade - Phase 1	Keepit	1994	2016	133,186	74,870	3,500

Menindee Fuse Plug	Menindee	2012	2014	5,070	2,570	2,500

Split Rock Dam Upgrade - Phase 1	Manilla	2005	2014	9,109	9,094	15

Infrastructure Statement 2013-14	5 - 7

Water

State Water Corporation (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Water For Rivers - Other Water Saving Projects	Various	2010	2014	28,051	22,168	5,883

Wyangala Dam Upgrade - Phase 1	Wyangala	1998	2014	36,868	18,059	18,809

Total work-in-progress						79,141

Total, Major Works						96,767

Minor Works						17,812

Total, State Water Corporation (a)						114,579

(a)	Total is different from the capital expenditure published for State Water Corporation in table 5.1 due to capitalised interest costs.

Sydney Catchment Authority

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

Work-In-Progress

Catchments Upgrade	Various	1998	2028	25,989	9,187	1,323

General Upgrades	Various	1999	2028	237,915	50,281	3,803

Metropolitan Dams Upgrade	Various	1998	2018	23,333	8,239	876

Metropolitan Water Plan	Various	2004	2025	1,027,454	228,206	978

Prospect Reservoir Upgrade	Prospect	1998	2015	93,928	64,002	21,500

Shoalhaven System Upgrade	Various	1998	2018	57,948	24,852	4,588

Upper Canal Upgrade	Various	1998	2028	121,938	18,130	2,308

Warragamba Pipelines Upgrade	Various	1998	2022	22,350	9,975	200

Total work-in-progress						35,576

Total, Major Works						35,576

Minor Works						7,132

Total, Sydney Catchment Authority (a)						42,708

(a)	Total is different from the capital expenditure published for Sydney Catchment Authority in table 5.1 due to capitalised interest costs.

5 - 8	Infrastructure Statement 2013-14

Water

Sydney Water Corporation

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Green Square Town Centre - Flood Risk Management	Alexandria	2013	2015	10,000		5,000

Priority Sewerage Program Glenorie	Glenorie	2013	2016	15,600		2,100

Riverstone Wastewater Lead-Ins	Riverstone	2013	2016	17,000		4,000

Total new works						11,100

Work-In-Progress

Critical Watermain Program	Various	1998	2024	800,000	247,598	40,500

First Ponds Creek Wastewater Project	The Ponds	2012	2014	16,700	2,000	14,700

Growth Works to Service Urban Development	Various	1995	2024	3,600,000	751,757	122,000

Information Technology Projects	Various	2001	2024	1,200,000	442,347	56,600

Maintain Water Distribution Systems	Various	1995	2024	2,200,000	1,225,404	69,800

Maintenance Plant Renewals	Various	2001	2024	55,000	26,787	2,100

North Kellyville Wastewater Project	Kellyville	2012	2014	18,170	1,000	17,170

Priority Sewerage Program Appin	Appin	2009	2015	65,200	61,000	2,100

Priority Sewerage Program Bargo	Bargo	2012	2016	51,400	6,300	35,900

Priority Sewerage Program Buxton	Buxton	2012	2016	40,900	4,500	29,200

Priority Sewerage Program Cowan	Cowan	2012	2016	21,100	5,000	14,500

Priority Sewerage Program Douglas Park	Douglas Park	2012	2016	20,500	1,900	14,400

Priority Sewerage Program Galston	Galston	2012	2016	30,200	300	2,100

Infrastructure Statement 2013-14	5 - 9

Water

Sydney Water Corporation (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Priority Sewerage Program West Hoxton	West Hoxton	2012	2016	8,300	4,100	3,600

Priority Sewerage Program Wilton	Wilton	2012	2016	17,300	2,000	12,300

Property Management and Acquisition	Various	2001	2024	550,000	384,999	14,300

Sewage Overflow Abatement	Various	1995	2024	1,200,000	842,359	34,600

Sewer Network Reliability Upgrades	Various	1995	2024	2,000,000	993,625	75,500

Stormwater Asset Renewals	Various	2008	2024	180,000	22,500	14,100

Upgrade Reliability of Sewage Treatment Plants	Various	1995	2024	1,400,000	491,361	60,700

Vaucluse Diamond Bay Strategy	Vaucluse	2011	2018	61,600	800	1,000

Water Meter Replacement Program	Various	1995	2024	250,000	111,414	8,800

West Dapto Wastewater Project	Dapto	2012	2014	1,630	1,000	630

Total work-in-progress						646,600

Total, Major Works						657,700

Total, Sydney Water Corporation						657,700

5 - 10	Infrastructure Statement 2013-14

Ports

Newcastle Port Corporation

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Dyke Point Development	Carrington	2013	2014	395		395

Business Case

Floating Jetty for Operations Vessels	Newcastle	2013	2014	270		270

Kooragang 2 Environmental Management Works	Kooragang	2013	2014	450		450

Kooragang Roads Upgrade	Kooragang	2013	2014	2,000		2,000

West Basin 3 and 4 Cathodic Protection	Carrington	2013	2015	1,904		1,409

Total new works						4,524

Work-In-Progress

Carrington Area Substation Reconfiguration	Carrington	2012	2014	971	391	580

Harbour Management System	Newcastle	2012	2014	1,992	92	1,900

Mayfield Site Access and Services for Bulk Liquid Precinct	Mayfield	2012	2014	4,853	3,353	1,500

Sea Dumping Permit - Commonwealth Approval	Newcastle	2012	2014	387	187	200

Total work-in-progress						4,180

Total, Major Works						8,704

Minor Works						2,910

Total, Newcastle Port Corporation						11,614

Infrastructure Statement 2013-14	5 - 11

Ports

Port Kembla Port Corporation

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Inner Harbour Load-Out Facility	Port Kembla	2013	2014	1,000		1,000

Total new works						1,000

Work-In-Progress

Replacement Pilot Vessel	Port Kembla	2012	2014	3,250	250	3,000

Total work-in-progress						3,000

Total, Major Works						4,000

Minor Works						305

Total, Port Kembla Port Corporation						4,305

5 - 12	Infrastructure Statement 2013-14

Ports

Sydney Ports Corporation

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Glebe Island - Reconstruct the Seawall at Wharves 5/6	Balmain	2013	2014	8,224		8,224

Glebe Island - Silos Rectifications	Balmain	2013	2014	4,028		1,804

Glebe Island Redevelopment - New Port Access Road	Balmain	2013	2014	15,168		10,622

Glebe Island Redevelopment - Refurbishment of Buildings	Balmain	2013	2014	2,000		1,000

Response Vessel Replacements	Sydney	2013	2014	1,594		1,338

Total new works						22,988

Work-In-Progress

Cruise Passenger Terminal at White Bay 5	Balmain	2007	2013	53,700	53,585	115

Overseas Passenger Terminal Redevelopment (a)	Sydney	2012	2017	—	555	22,115

Pilot Vessel Replacements	Port Botany	2010	2015	6,648	3,927	2,527

Total work-in-progress						24,757

Total, Major Works						47,745

Minor Works						9,078

Total, Sydney Ports Corporation						56,823

(a)	The estimated cost for the Overseas Passenger Terminal Redevelopment project is subject to a tendering process – the amount has therefore not be quoted due to its commercially sensitive nature.

Infrastructure Statement 2013-14	5 - 13

Housing

City West Housing Pty Limited

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

Work-In-Progress

Affordable Housing - Cowper Street Glebe	Glebe	2011	2015	32,212	302	3,626

Affordable Housing - Eveleigh	Various	2012	2015	24,546	854	15,003

Affordable Housing - Joynton Avenue Green Square	Zetland	2011	2015	39,002	6,549	10,061

Total work-in-progress						28,690

Total, Major Works						28,690

Minor Works						8,254

Total, City West Housing Pty Limited						36,944

New South Wales Land and Housing Corporation

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Office Accommodation and Administrative Assets	Various	2013	2014	2,600		2,600

Social Housing - New Supply	Various	2013	2017	95,477		36,781

Social Housing Asset Improvement	Various	2013	2014	157,077		157,077

Total new works						196,458

5 - 14	Infrastructure Statement 2013-14

Housing

New South Wales Land and Housing Corporation (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Work-In-Progress

Nation Building Economic Stimulus Plan - Stage 2	Yagoona	2009	2013	1,683,028	1,681,828	1,200

Social Housing - New Supply	Various	2012	2014	156,690	76,185	80,501

Total work-in-progress						81,701

Total, Major Works						278,159

Minor Works						3,078

GST Refund Associated with the Stimulus Plan						(1,200)

Total, New South Wales Land and Housing Corporation						280,037

Teacher Housing Authority of New South Wales

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

New Houses to Meet Demand Growth	Various	2013	2015	1,065		65

Total new works						65

Work-In-Progress

New Houses to Meet Demand Growth	Various	2012	2013	776	119	657

Renewal of Existing Assets	Bourke	2013	2013	1,638	38	1,600

Total work-in-progress						2,257

Total, Major Works						2,322

Minor Works						450

Total, Teacher Housing Authority of New South Wales						2,772

Infrastructure Statement 2013-14	5 - 15

Property

Forestry Corporation of New South Wales

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Expansion of Tumut Nursery	Tumut	2013	2014	1,453		1,453

Total new works						1,453

Work-In-Progress

Construction - Buildings and Installations	Castle Hill	2010	2014	1,272	464	808

Total work-in-progress						808

Total, Major Works						2,261

Minor Works						7,058

Total, Forestry Corporation of New South Wales						9,319

Sydney Cricket and Sports Ground Trust

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

New Works

Allianz Stadium - Food and Beverage Compliance Works	Moore Park	2013	2014	300		300

Total new works						300

5 - 16	Infrastructure Statement 2013-14

Property

Sydney Cricket and Sports Ground Trust (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Work-In-Progress

Sydney Cricket Ground - Stage 2 Redevelopment	Moore Park	2011	2014	197,500	54,791	101,300

Total work-in-progress						101,300

Total, Major Works						101,600

Minor Works						760

Total, Sydney Cricket and Sports Ground Trust (a)						102,360

(a)	The Sydney Cricket and Sports Ground Trust operates on a March to February financial year. All capital expenditure figures above reflect that. For the year ending 30 June 2014, the Department of Education and Communities will provide $22 million towards the Sydney Cricket Ground Stage 2 Redevelopment.

Sydney Harbour Foreshore Authority

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

Work-In-Progress

Darling Harbour Pier 26 Structure Upgrade	Sydney	2011	2015	7,217	557	2,500

Darling Harbour Public Domain Upgrade	Sydney	2012	2021	34,953	2,423	8,020

Marine Structures Upgrades	Sydney	2011	2015	4,162	846	806

Sydney Convention and Exhibition Centre and Sydney Entertainment Centre Compliance Works	Sydney	2004	2016	44,159	43,509	250

Sydney International Convention Exhibition and Entertainment Precinct Expansion	Sydney	2011	2017	51,920	21,628	10,016

The Goods Line North - Pedestrian and Cycle Corridor	Sydney	2011	2014	9,000	1,516	7,484

Infrastructure Statement 2013-14	5 - 17

Property

Sydney Harbour Foreshore Authority (cont)

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

The Rocks Public Domain Upgrade	Sydney	2012	2021	39,594	1,795	979

White Bay Power Station Heritage Conservation Works	Rozelle	2011	2014	4,371	471	3,900

Total work-in-progress						33,955

Total, Major Works						33,955

Minor Works						2,600

Total, Sydney Harbour Foreshore Authority						36,555

Sydney Opera House Trust

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

Work-In-Progress

Electrical Switchboard and Cabling Upgrade	Sydney	2013	2015	2,000	442	1,106

Upgrade of Lifts and Escalators	Sydney	2012	2015	18,571	6,155	8,222

Upgrade of the Stage Management System	Sydney	2012	2014	8,771	7,173	1,598

Vehicle Access and Pedestrian Safety Project	Sydney	2011	2015	153,247	93,597	44,675

Total work-in-progress						55,601

Total, Major Works						55,601

Minor Works						2,988

Total, Sydney Opera House Trust						58,589

5 - 18	Infrastructure Statement 2013-14

Property

Venues NSW

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

Work-In-Progress

Southern Grandstand - WIN Stadium	Wollongong	2012	2014	1,094	310	784

Total work-in-progress						784

Total, Major Works						784

Minor Works						2,540

Total, Venues NSW						3,324

The following agency has a Minor Works Program only.

Landcom (trading as UrbanGrowth NSW)	676

Infrastructure Statement 2013-14	5 - 19

Other

Waste Assets Management Corporation

Project Description	Location	Start	Complete	Estimated Total Cost $ 000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

Work-In-Progress

Environmental Systems	Various	2012	2017	2,015	425	940

Landfill Site Development	Smithfield	2010	2017	11,135	9,980	544

Plant and Equipment Replacement	Various	2011	2017	6,208	2,908	1,705

Total work-in-progress						3,189

Total, Major Works						3,189

Minor Works						395

Total, Waste Assets Management Corporation						3,584

Zoological Parks Board of New South Wales

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Major Works

Work-In-Progress

Taronga Zoo - Construction and Restoration Projects	Mosman	2001	2017	247,203	214,337	9,965

Western Plains Zoo - Construction and Restoration Projects	Dubbo	2001	2016	33,717	22,940	9,777

Total work-in-progress						19,742

Total, Major Works						19,742

Minor Works						1,300

Total, Zoological Parks Board of New South Wales						21,042

5 - 20	Infrastructure Statement 2013-14

Electricity

Competitive Government Sector

Project Description	Location	Start	Complete	Estimated Total Cost $000	Est. Expend to 30-06-13 $000	Allocation 2013-14 $000

Program Overview

This program comprises works undertaken by the electricity generators and distributors and TransGrid. Given the competitive nature of works undertaken by these agencies, individual project details are treated as commercial in confidence and are not disclosed below. An overview of the capital program of these agencies is provided in Chapter 3 of this Budget Paper.

Total, Competitive Government Sector						3,375,344

Infrastructure Statement 2013-14	5 - 21